UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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DigitalGlobe, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareowner:	April 14, 2016

You are cordially invited to attend the 2016 Annual Meeting of Shareowners of DigitalGlobe, Inc., to be held at DigitalGlobe’s corporate headquarters located at 1300 West 120th Avenue, Westminster, Colorado  80234, on May 26, 2016, at 9:00 a.m. Mountain Time. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

Your vote is important. We hope that you will attend the meeting, but whether or not you attend, please submit your proxy or voting instructions as soon as possible to ensure your shares are voted at the Annual Meeting.  The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters on which you may vote. If you wish to attend the meeting in person, please follow the advance registration instructions in the Proxy Statement.

On behalf of the Board of Directors, thank you for your continued support of DigitalGlobe.

Sincerely,

Jeffrey R. Tarr

Director, President and Chief Executive Officer

DigitalGlobe, Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

(303) 684‑4000

NOTICE OF ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 26, 2016

Agenda:	Location:

• Elect three Class I director nominees named in the accompanying Proxy Statement, each for a three‑year term expiring at our 2019 Annual Meeting of Shareowners;

• Approve, on an advisory basis, the compensation of our named executive officers;

• Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016;

• Approve the Amended and Restated DigitalGlobe, Inc. 2007 Employee Stock Option Plan; and

• Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

DigitalGlobe Corporate Headquarters 1300 West 120th Avenue Westminster, Colorado 80234
Date and Time:
May 26, 2016, 9:00 a.m. Mountain Time
Record Date:
You can vote if you were a shareowner as of the close of business on April 1, 2016

We are providing this Proxy Statement to you in connection with the solicitation of proxies to be used at the 2016 Annual Meeting of Shareowners of DigitalGlobe, Inc. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and information about voting procedures.

On or about April 14, 2016, we sent our shareowners entitled to notice of and to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2015 Annual Report and how to vote shares at the Annual Meeting or a complete copy of the proxy materials by mail (or by email for those shareowners who requested electronic delivery).

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions as promptly as possible by following the instructions in the proxy materials you received in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from your broker, bank or nominee authorizing you to vote your shares at the Annual Meeting.

By Authorization of the Board of Directors,

Daniel L. Jablonsky Senior Vice President, General Counsel and Corporate Secretary

DigitalGlobe, Inc. 1300 West 120th Avenue Westminster, Colorado 80234

April 14, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 26, 2016: The 2016 Proxy Statement and 2015 Annual Report are available at http://www.proxyvote.com.

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PROXY SUMMARY

2015 Business Highlights

In 2015, DigitalGlobe grew revenue by 7% for the second year in a row while improving operating margin by 77% and nearly doubling our income from operations.  The Company also achieved a number of strategic objectives important for long-term shareowner value creation, including amending our credit agreement to allow additional flexibility for share repurchases, repurchasing approximately $145 million of our stock in 2015, and forming Vricon, a joint venture with Saab, which produces industry-leading 3D products and digital elevation models. However, we also faced challenges, as revenue growth from our Commercial customers was adversely affected by currency devaluations, slow growth in emerging markets, and depressed oil & gas commodity prices. As a result, we fell short of our original revenue guidance for the year.

Our Board of Directors

Our purpose of Seeing a Better WorldTM starts with our leadership.  Our Board of Directors is comprised of highly skilled and experienced members from diverse commercial and government backgrounds, who collectively provide the depth, expertise and leadership to assist management and represent the interests of our shareowners.  Our Board of Directors’ top priorities are to represent the Company’s shareowners and create long-term value, and to oversee the development and execution of the Company’s strategy.  In realizing our purpose, our Board of Directors and our Company maintain the highest standards of ethical conduct and sound corporate governance, which are described in more detail below in our Corporate Governance section, beginning on page 13.

About Us
	✓	90% of our Board of Directors is independent.
Independence	✓	Our Board Committees are comprised entirely of independent members.
	✓	The independent directors regularly meet in executive session, at which the Chairman presides.
Oversight of Risk Management	✓

The Board of Directors actively monitors DigitalGlobe’s risk profile, including through review of quarterly reports by the Risk Management Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies.

	✓	The Risk Management Committee is charged with oversight of enterprise risks and oversight of the Company’s development and execution of its risk management program.
	✓	The Audit Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements.
Stock Ownership Guidelines	✓	The Chief Executive Officer must hold shares of the Company’s common stock valued at 5x Base Salary within five years of his hire.
	✓	Non-Employee Directors must hold shares of the Company’s common stock valued at 3x Annual Cash Retainer within five years of joining the Board of Directors.
Board Practices	✓

The Board of Directors is responsible for the development, planning, and implementation of CEO succession plans, and oversees and provides input to the CEO on succession planning for our other executive officers.

	✓	The Board of Directors oversees development and execution of the Company’s strategy.
	✓	The Board of Directors, and each Committee, annually conducts self-assessments.
	✓	The Board of Directors is assessed by an independent third party every three years.
	✓	The Board of Directors annually reviews and approves the charters of each Committsee, the Corporate Governance Guidelines and the Code of Ethics and Business Conduct.

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Executive Compensation Summary Results

DigitalGlobe’s executive compensation philosophy is built on a commitment to link pay to performance and align incentives with shareowner interests.  Executives are rewarded for pursuing, and achieving, our key strategic business goals, and likewise, we believe underachievement should be reflected in compensation as well.  In 2015, 85% of our Chief Executive Officer’s (“CEO”) targeted compensation and 74%, on average, of targeted compensation for our other named executive officers (excluding Fred Graffam, who served in the role of interim Chief Financial Officer for a portion of the year) was subject to performance-based vesting or payment conditions or had a value dependent upon our stock price.  We encourage shareowners to review the Compensation Discussion & Analysis beginning on page 26 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation program in greater detail.

Although the Company achieved significant milestones in 2015, we fell short of our original revenue guidance for the year and our share price declined from $30.97 on December 31, 2014 to $15.66 on December 31, 2015.  As a result, the Compensation Committee took the following actions with respect to our executive compensation for 2015:

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Less Than Target Annual Incentives for 2015: Payment levels for cash incentives under our short term incentive plan (“STI Plan”) were below targeted levels for all of our named executive officers (“NEOs”) in 2015.

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Performance-Based Long-Term Incentives: The equity award values approved by the Compensation Committee for our NEOs in 2015 were at or below the 50th percentile for comparable positions at our peer group.

•

Forfeiture of 2013-2015 Performance Share Unit Awards: All of the shares subject to the performance share units (“PSU”) awarded to our NEOs in 2013 for the 2013-2015 performance period were forfeited because performance fell short of the minimum (threshold) levels required under the awards in order for any portion of the awards to become payable.

2015 Targeted vs. Actual Realizable Compensation for our Chief Executive Officer

The Company’s performance against our executive compensation metrics also resulted in actual realizable compensation for our CEO being approximately 58% less than his targeted compensation, as described in more detail below. This reduction further demonstrates the effective link of pay-for-performance in our executive compensation plans.  The Compensation Committee believes that the results of our CEO’s 2015 actual realizable compensation, as presented here, reflects DigitalGlobe’s ongoing commitment to align executive pay with performance and shareowner interests.

Meeting Agenda and Board Voting Recommendations

The following table summarizes the proposals to be considered at our Annual Meeting and the Board of Director’s voting recommendation with respect to each proposal:

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Proposal	Page	Board’s Voting Recommendation
Proposal 1 - Election of three Class I director nominees (Nick S. Cyprus, L. Roger Mason, Jr., and Jeffrey R. Tarr) to serve for a three‑year term expiring at our 2019 Annual Meeting of Shareowners.	3	FOR
Proposal 2 - Approval, on an advisory basis, of the compensation of our named executive officers.	4	FOR
Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.	5	FOR
Proposal 4 - Approval of the Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan.	6	FOR

You Can Vote in the Following Ways:

By Internet	By Telephone	By Mail	In Person
Visit www.proxyvote.com	Call 1‑800‑690‑6903	Mark, date & sign your proxy card or voting instruction form and return it in the postage‑paid envelope provided.	Attend the meeting to vote in person.

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THE PROPOSALS

PROPOSAL 1 ‑ ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three‑year terms. At this year’s Annual Meeting, we will be presenting three Class I directors for election, each to serve a term of three years expiring at our 2019 Annual Meeting of Shareowners and until their respective successors are duly elected and qualified.  The nominees are Nick S. Cyprus, L. Roger Mason, Jr., and Jeffrey R. Tarr.  Approval each of the director nominees named in this Proposal 1 requires the affirmative vote of a majority of the votes cast with respect to the nominee’s election at the 2016 Annual Meeting (i.e. the number of shares cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election.)

Each of the nominees standing for election is presently a Class I member of the Board of Directors.  The Board of Directors, acting upon the recommendation of the Governance and Nominating Committee, recommends that the shareowners vote in favor of the election of the nominees named in this Proxy Statement to serve as members of the Board of Directors.  Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.

As of April 1, 2016, the Board of Directors consists of ten directors. James M. Whitehurst, currently a Class I director with a term set to expire at the Annual Meeting, is not standing for re-election.  The six continuing directors whose terms do not expire at the Annual Meeting are expected to continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified.

If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling for good cause to serve, the person named as proxy on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

The following table provides certain summary information about each of our director nominees as of April 1, 2016:

Director Nominee	Age	Principal Occupation	Director Since	Committee Membership
Nick S. Cyprus	62	Retired Chief Accounting Officer of General Motors Company	2009	Audit (Chair) Governance and Nominating
L. Roger Mason, Jr.	50	Senior Vice President, Noblis	2015	Risk Management
Jeffrey R. Tarr	53	President and CEO of DigitalGlobe, Inc.	2011	None

Biographical information about each nominee and each other continuing director as of April 1, 2016 is set forth beginning on page 14 and summarizes the specific experiences, qualifications and skills that led to the conclusion that each of our directors should serve on the Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees set forth above.

D of Directors unanimously recommends a vote “FOR” each of the nominees set forth above.

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PROPOSAL 2 ‑ ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are providing our shareowners with the opportunity to approve, on an advisory basis, the Company’s executive compensation as disclosed in this Proxy Statement in accordance with rules promulgated by the SEC.  Approval of this Proposal 2 requires the affirmative vote of shareowners holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal.

Compensation Philosophy and Objectives.  Our executive compensation philosophy is built on a commitment to link pay to performance and to enhance alignment with shareowner interests.  Executives are rewarded for pursuing, and achieving, our key strategic business goals, and likewise, we believe underachievement should be reflected in pay as well.  Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and to compensate executives at competitive but responsible levels.

The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our shareowners.  We address these objectives by applying the following principles:

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Pay at Risk Tied to Company Performance:  support the overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance with 85% of CEO targeted compensation and 74% of targeted compensation for our other NEOs (excluding Fred Graffam), on average, tied to performance or the value of our common stock;

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Shareowner Alignment:  enhance the linkage between our executives’ and our shareowners’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock;

•	Peer Group Assessments: review and consider executive compensation packages against a selected peer group and the Radford High Technology Survey, to ensure market competitive compensation levels;
•	Absolute and Relative Pay-for-Performance: structure components of pay to align with key performance metrics, using both absolute and relative measures.

Governance Best Practices.    We do this by adopting the following measures, which we believe reflect governance best practices:

What We Do		What We Don’t Do
✓	We align pay and performance	X	Our named executive officers do not have agreements with tax gross‑up provisions

✓	We conduct annual risk assessments of our compensation policies and practices	X	We do not grant equity awards with single-trigger vesting (meaning that our equity awards do not automatically vest on a change in control, absent a termination of the awards or employment)

✓	We maintain a clawback policy	X	Our equity plan does not allow repricing of underwater options without shareowner approval

✓	We maintain stock ownership guidelines for directors and officers	X	We maintain a no hedging policy regarding our stock applicable to directors and officers

✓	Our Compensation Committee retains an independent compensation consultant	X	We maintain a no pledging policy regarding our stock applicable to directors and officers

✓	Incentive payout and vesting levels under our annual cash incentives and our PSUs are capped	X	We do not provide significant executive perquisites

We encourage shareowners to review the Compensation Discussion & Analysis beginning on page 26 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation program in greater detail.  Our Board of Directors believes our executive compensation program aligns compensation for our executives with performance and long-term shareowner interests.

Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast at the 2016 Annual Meeting.  We request shareowner approval of the compensation paid to our named executive officers as described in this Proxy Statement and we are asking shareowners to vote “FOR” the following resolution:

RESOLVED, that the compensation paid to DigitalGlobe’s named executive officers, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion & Analysis, executive compensation tables and narrative discussion that accompanies the executive compensation tables), is hereby APPROVED.

The vote to approve the compensation of our named executive officers is advisory and, accordingly, the results are not binding on us, our Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for DigitalGlobe, our Board of Directors or the Compensation Committee. Our Compensation Committee, however, values the input of our shareowners and will consider the results of the vote when making future compensation decisions for our named executive officers. We have determined that our shareowners should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2017 annual meeting of shareowners.

The Board of Directors unanimously recommends a vote “FOR” the advisory approval of the Company’s executive compensation of its named executive officers.

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PROPOSAL 3 ‑ RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to conduct the 2016 annual audit of our financial statements.  This matter is nevertheless being submitted to the shareowners to afford them the opportunity to express their views.  If this proposal is not approved by shareowners at the Annual Meeting, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1996.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

Rationale for Selection of Independent Registered Public Accounting Firm

In making the decision to reappoint PricewaterhouseCoopers LLP as the Company’s independent auditor for 2016, the Audit Committee took into consideration a number of factors, including:

•	PricewaterhouseCoopers LLP’s historical and recent performance on the Company’s audit and its financial reviews;

•	the quality and candor of PricewaterhouseCoopers LLP’s communications with the Audit Committee and management;

•	the appropriateness of PricewaterhouseCoopers LLP’s fees;

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PricewaterhouseCoopers LLP’s history as our independent auditor, its familiarity with our industry and the complexities of global operations, and its expertise in accounting policies and practices, and internal control over financial reporting; and

•	PricewaterhouseCoopers LLP’s continued independence.

Based on this evaluation, the Audit Committee believes that the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2016 is in the best interest of the Company and its shareowners, and should be ratified.

Approval of this Proposal 3 requires the affirmative vote of a majority of the votes cast at the 2016 Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ended December 31, 2016.

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PROPOSAL 4 ‑ APPROVAL OF THE AMENDED AND RESTATED DIGITALGLOBE 2007 EMPLOYEE STOCK OPTION PLAN

We are asking our shareowners to approve the following amendments to the DigitalGlobe 2007 Employee Stock Option Plan (“2007 Plan”):

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Increase in Aggregate Share Limit. The 2007 Plan currently limits the aggregate number of shares of our common stock that may be delivered pursuant to all awards granted under the 2007 Plan to 8,800,000 shares. The proposed amendments would increase this limit by an additional 750,000 shares so that the new aggregate share limit for the 2007 Plan would be 9,550,000 shares.

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Extension of the Term of the Plan. Our authority to grant new awards under the 2007 Plan is currently scheduled to expire on April 8, 2022.  The proposed amendments would extend our authority to grant new awards under the 2007 Plan until February 16, 2026.

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Minimum Vesting Period for Options and Stock Appreciation Rights. The 2007 Plan will include certain minimum vesting rules applicable to new stock option and stock appreciation right awards as described below under “Summary Description of the 2007 Plan.”

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Extension of Performance-Based Award Feature. One element of the 2007 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”).  These awards are described in more detail below under “Section 162(m) Performance-Based Awards” and are in addition to other awards, such as stock options and share appreciation rights, expressly authorized under the 2007 Plan which may also qualify as performance-based compensation for Section 162(m) purposes.  If shareowners approve this 2007 Plan proposal, the performance-based award feature of the 2007 Plan will be extended through the first annual meeting of stockholders that occurs in 2021 (this expiration time is earlier than the general proposed expiration date of our authority to grant new awards 2007 Plan and is required under applicable tax rules).

Our shareowners last approved an amendment and restatement of the 2007 Plan on May 22, 2012.  At the Annual Meeting, shareowners will be asked to approve a new amendment and restatement of the 2007 Plan, which was adopted, subject to shareowner approval, by our Board of Directors on February 17, 2016.

We grant equity awards under the 2007 Plan because we believe that incentives and stock-based awards focus employees on the objective of creating shareowner value and promoting the success of the Company, and that incentive compensation plans like the 2007 Plan are an important attraction, retention and motivation tool for participants in the plan.  The Compensation Committee and the Board of Directors believe that it is imperative to increase the number of shares of our common stock available for new award grants under the 2007 Plan in order for us to be able to continue to grant equity awards in the future.  As of April 1, 2016, 0.7 million shares remained available for new award grants under the 2007 Plan.  The 2007 Plan is our only equity compensation plan under which new awards may be granted.

If shareowners do not approve this Proposal 4, we will continue to have the authority to grant awards under the existing terms of the 2007 Plan, without giving effect to the amendments described above.

Summary Description of the 2007 Plan

The principal terms of the 2007 Plan are summarized below.  The following summary of the 2007 Plan is qualified in its entirety by the specific language of the 2007 Plan, as proposed to be amended and restated, which is included in this Proxy Statement as Appendix A.

Purpose

The purpose of the 2007 Plan is to attract, motivate and retain the best available directors, officers and employees, while providing additional incentives for team members to promote the success of the Company and create shareowner value.

Equity Awards

The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, share appreciation rights, restricted shares, restricted share units, and unrestricted shares, which may be granted to employees, non-employee directors, and consultants of DigitalGlobe and its affiliates and may vest on the basis of time, performance or a combination thereof, or be fully vested at grant. Incentive stock options granted under the 2007 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code and the rules and regulations promulgated thereunder.  Nonstatutory stock options granted under the 2007 Plan are not intended to qualify as incentive stock options under the Code. Share appreciation rights granted under the 2007 Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.  To date, we have granted stock options, unrestricted shares, restricted shares, restricted share units (“RSUs”) and Performance Share Units (“PSUs”) under the 2007 Plan.

As of April 1, 2016, the individuals considered eligible under the 2007 Plan included approximately 1,185 employees of DigitalGlobe and our subsidiaries (including all of our named executive officers) and all of our non-employee directors.  Although the 2007 Plan provides that consultants are considered eligible for awards under the 2007 Plan, and 9 consultants to DigitalGlobe and our subsidiaries would have been considered eligible as of April 1, 2016, we did not make any awards under the 2007 Plan to consultants in 2015 or 2016 year to date.

Share Reserve

Currently, a maximum of 8,800,000 shares of our common stock may be delivered pursuant to awards granted under the 2007 Plan.  If shareowners approve this Proposal 4, this share limit will increase by 750,000 shares of our common stock for a new aggregate share limit for the 2007 Plan of 9,550,000 shares of our common stock.

No more than 8,800,000 shares of our common stock may be delivered pursuant to “incentive stock options” granted under the 2007 Plan.  If shareowners approve this Proposal 4, this share limit will also increase by 750,000 shares of our common stock for a new incentive stock option

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limit for the 2007 Plan of 9,550,000 shares of our common stock.  For purposes of clarity, any shares that are delivered pursuant to incentive stock options under the 2007 Plan also count against (and are not in addition to) the aggregate share limit described above.

No person may be granted awards covering more than 2,000,000 shares of our common stock under the 2007 Plan during any calendar year.

If an award granted under the 2007 Plan expires or otherwise terminates without being exercised or paid in full (including any shares of restricted stock that fail to vest and are forfeited to the company), the shares of our common stock not acquired pursuant to the stock award (or that are forfeited back to the company, as the case may be) will again become available for subsequent issuance under the 2007 Plan.

If any shares subject to a stock award are (i) withheld to satisfy income and employment withholding taxes in connection with an award, or (ii) used to pay the exercise price of an award, the number of shares subject to the award that are not delivered to the participant will be available for new award grants under the 2007 Plan.

As of April 1, 2016, approximately 0.7 million shares were available for new award grants under the 2007 Plan (before giving effect to the proposed increase in the 2007 Plan aggregate share limit described above), and approximately 4.0 million shares were subject to awards then outstanding under the 2007 Plan.

Administration

The Board of Directors or a committee of the Board of Directors will administer the 2007 Plan. The Board of Directors has delegated its authority to administer the 2007 Plan to the Compensation Committee.  The Board of Directors or an authorized committee, collectively referred to in this Proposal 4 as the plan administrator, has broad authority under the 2007 Plan (subject to the express limits of the 2007 Plan) to determine the recipients, dates of grant, the numbers and types of awards to be granted, and the terms and conditions of any awards under the 2007 Plan, including any period of their exercisability and any vesting conditions, and to amend, cancel or waive our rights with respect to awards. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the consideration and type of consideration (if any) to be paid for awards or shares under the 2007 Plan, and the strike price of share appreciation rights.  The plan administrator has the authority to construe and interpret the 2007 Plan and any awards under the 2007 Plan and its determinations in that regard will be final and binding.

The terms of outstanding awards may not be amended to reduce the exercise or strike price of outstanding options or share appreciation rights awarded under the 2007 Plan or to cancel, exchange, replace, buyout or surrender such outstanding options or share appreciation rights in exchange for cash, other awards or options or share appreciation rights with an exercise or strike price that is less than the exercise or strike price of the original option or share appreciation right without shareowner approval (in each case, except for an adjustment in connection with a corporate transaction involving DigitalGlobe such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares).

Stock Options

Incentive and nonstatutory stock options may be granted under the 2007 Plan.  The plan administrator will determine the exercise price for a stock option, provided that the exercise price of an incentive stock option and a nonstatutory stock option cannot be less than 100% of the fair market value of a share of our common stock on the date of grant of the award.

Generally, the plan administrator will determine the term of stock options granted under the 2007 Plan, up to a maximum of 10 years (except in the case of a shorter maximum term for certain incentive stock options, as described below).  Unless the plan administrator provides otherwise: (i) if an optionee’s relationship with the company ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of three months following the cessation of service; (ii) if an optionee’s service relationship with the company ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 6 months in the event of disability, and 12 months in the event of death. In no event, however, may an option be exercised beyond the expiration of its maximum term.

Incentive stock options may be granted only to employees of DigitalGlobe or one of our subsidiaries.  The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of the company’s stock plans may not exceed $100,000, as such limit is determined under the Code.  No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of the company unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Share Appreciation Rights

Share appreciation rights may be granted under the 2007 Plan. The plan administrator determines the strike price for a share appreciation right, which cannot be less than 100% of the fair market value of a share of our common stock on the date of grant.  Upon the exercise of a share appreciation right, we will pay the participant an amount no greater than the product of (i) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (ii) the number of shares of our common stock with respect to which the share appreciation right is exercised.

The plan administrator will determine the term of share appreciation rights granted under the 2007 Plan, up to a maximum of 10 years.  If a participant’s service relationship with the company ceases, then the participant, or the participant’s beneficiary, may exercise any vested share appreciation right for the same period (or such longer or shorter period as may be provided by the plan administrator) under which an optionee can exercise an option after the date such service relationship ends.  In no event, however, may a share appreciation right be exercised beyond the expiration of its maximum term.

Minimum Vesting Rules for Stock Options and Stock Appreciation Rights

If shareowners approve this Proposal 4, any new stock option or stock appreciation right award granted under the 2007 Plan will be subject to a minimum vesting requirement of one year after the date of grant of the award.  However, this minimum vesting requirement will not apply to 5% of the total number of shares available under the 2007 Plan, and it will not limit or restrict the plan administrator’s discretion to accelerate the vesting of any award in circumstances it determines to be appropriate.

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Restricted Share Awards; Unrestricted Share Awards; Restricted and Performance Share Units

Awards of shares subject to vesting or other restrictions (restricted share awards), unrestricted share awards (fully vested stock), restricted share units and performance share units may be granted pursuant the 2007 Plan. Shares of common stock acquired under a restricted share award may, but need not, be subject to a share repurchase option in favor of the company in accordance with a vesting schedule to be determined by the plan administrator, or may be granted with no forfeiture or other vesting restrictions.  A share unit is a unit, denominated as a share of our common stock, that may be settled in cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration provided by the plan administrator.  Except as otherwise provided by the plan administrator, restricted share awards and share unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.  Additionally, dividend equivalents may be credited in respect to shares covered by a share unit awards.  Any dividend equivalents on share unit awards subject to performance-based vesting conditions (and any dividends paid on restricted share awards subject to performance-based vesting conditions) will be subject to forfeiture (or repayment, as to dividends on restricted share awards) to the extent the related performance-based vesting conditions are not satisfied.

Changes to Capital Structure

In the event of certain types of changes in the capital structure or transactions described in the 2007 Plan that impact our common stock, such as a stock split, appropriate adjustments will be made to the number of shares available under the 2007 Plan, the share limits of the 2007 Plan, and the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards.

Change in Control

In the event of a change in control of DigitalGlobe in which DigitalGlobe ceases to be publicly-traded with respect to its common stock and awards then outstanding under the 2007 Plan are to be terminated in connection with the transaction, all awards then-outstanding under the 2007 Plan will generally become fully vested or paid, as applicable.  In the case of an outstanding award with performance-based vesting conditions granted on or after February 17, 2016, the accelerated portion of the award in such circumstances will be the portion of the award that would vest based on the higher of (i) achievement of all relevant performance goals at the “target” level or (ii) actual achievement as of the date of such event.  The awards will not automatically accelerate pursuant to the provisions of the 2007 Plan upon a change in control if the awards are assumed, substituted for, or otherwise continued after the transaction.  The plan administrator has discretion to provide different acceleration of vesting and exercisability arrangements with respect to one or more awards, such as accelerated vesting in connection with a termination or constructive termination of employment by the company (whether or not in connection with a change in control).The plan administrator has the discretion to provide different acceleration of vesting and exercisability arrangements upon or after a change-in-control transaction as may be provided in a written agreement between the company and a participant.

Transfer Restrictions

Subject to limited exceptions contained in Section 11 of the 2007 Plan (such as transfers on death or permitted transfers to a family member), awards under the 2007 Plan generally are not transferable by the recipient.

Amendment; Term

The Board of Directors may from time to time amend, alter, suspend, discontinue or terminate the 2007 Plan, subject to limitations of applicable law. Shareowner approval for an amendment of the 2007 Plan will only be required to the extent required by applicable law. Generally, a change in the 2007 Plan may not materially and adversely affect awards granted under the 2007 Plan prior to the change without the consent of the award holder.  Our authority to grant new awards under the 2007 Plan is currently scheduled to expire on April 9, 2022.  The proposed amendments would extend our authority to grant new awards under the 2007 Plan until February 16, 2026.

Performance Goals

Under Section 162(m), a public corporation generally cannot take a tax deduction in any tax year for compensation it pays to its Chief Executive Officer and certain other executive officers in excess of $1 million. Compensation that qualifies as “performance-based” under Section 162(m), however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareowners.

Stock options and share appreciation rights may qualify as performance-based awards within the meaning of Section 162(m).  In addition, the other types of awards authorized under the 2007 Plan (such as restricted share awards and share units) may be granted with performance-based vesting requirements and intended to qualify as performance-based awards within the meaning of Section 162(m) (“Qualified Performance-Based Awards”).  While the plan administrator may grant awards under the 2007 Plan that qualify (or are intended to qualify) as performance-based awards within the meaning of Section 162(m), nothing requires that any award qualify as “performance-based” within the meaning of Section 162(m) or otherwise be deductible for tax purposes.

Qualified Performance-Based Awards under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more of the following business criteria: (1) cash flow including either operating cash flow, cash flow from operations or free cash flow (before or after dividends), (2) net income, earnings per share or net income growth or earnings per share growth, (3) earnings before interest, taxes, depreciation and amortization (EBITDA) or earnings or EBITDA margin percentage, (4) stock price on an absolute or relative basis, (5) return on equity, (6) total stockholder return, (7) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (8) return on assets or net assets, (9) market capitalization, (10) economic value added, (11) debt leverage (debt to capital) or reduction in debt leverage, (12) revenue, (13) operating income, (14) operating profit or net operating profit, (15) operating profit margin or net profit margin, (16) return on operating revenue, (17) cash from operations, (18) operating ratio, (19) operating revenue, or (20) operating revenue (collectively, “Performance Criteria”).

The Performance Criteria may be used to measure the performance of DigitalGlobe as a whole (on a consolidated basis) or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee.  The plan administrator may specify that performance targets (or the applicable measure of performance) will be adjusted to mitigate the unbudgeted impact of material, unusual or

8

nonrecurring gains and losses; to exclude restructuring and/or other nonrecurring charges; to exclude exchange rate effects; to exclude the effects of changes to generally accepted accounting principles; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any items of an unusual nature or of infrequency of occurrence or non-recurring items as determined under generally accepted accounting principles; to exclude the dilutive effects of acquisitions or joint ventures; to assume that any business divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; to exclude the effect of any adjustment event or transaction referenced in Section 12 of the 2007 Plan; to exclude the effects of stock-based compensation and the award of bonuses; to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; or to exclude other specified items as described in Section 10(b) of the 2007 Plan.

No Limit on Other Authority

The 2007 Plan does not limit the authority of DigitalGlobe, the Board of Directors, or any committee of the Board of Directors to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

U.S. Federal Income Tax Consequences of Awards Under the 2007 Plan

The U.S. federal income tax consequences of the 2007 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2007 Plan.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonstatutory stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2007 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); unrestricted shares, share appreciation rights, share units and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid.  In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2007 Plan in connection with a “change in control” (as this term is used under the Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).  Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) may not be permitted to be deducted by the company in certain circumstances.

Future Plan Awards

We have not granted any awards that are conditioned on shareowner approval of this Proposal 4.  Except for the non-employee director awards discussed below, we are not currently considering any new award grants under the 2007 Plan and the number and type of awards that we may grant in the future under the 2007 Plan (within the express limits of the 2007 Plan, discussed above) is not determinable.  If the proposed amendments to the 2007 Plan had been in effect in 2015, we expect that our award grants for 2015 would not have been different from those actually made in 2015 under the 2007 Plan.  For more information regarding those awards, please see the following discussion and, for more detailed information on the awards granted to our named executive officers during 2015, see the Compensation Discussion & Analysis section beginning on page 26 of this Proxy Statement.

As discussed in the “Director Compensation” section below, we grant restricted share units to our non-employee directors on a quarterly basis.  The quarterly grant for a non-employee director is determined by dividing (i) one-quarter of the annual non-employee director equity retainer value (currently, the annual non-employee director equity retainer value is $135,000 for non-employee directors other than our Chairman, and $185,000 for our Chairman), by (ii) the closing price of our common stock on the NYSE on the date of the grant of the award, and rounding up to the next share. Assuming, for illustrative purposes only, that the price of a share of our common stock used for the conversion of the dollar amount for the annual equity grants under the non-employee director compensation program ($135,000 for non-employee directors other than our Chairman, and $185,000 for our Chairman) into shares was $17.20 (the closing price of a share of our common stock on the NYSE on April 1, 2016), the number of shares that would be allocated to our non-employee directors as a group (assuming a Board of Directors with nine non-employee directors) pursuant to the annual grant formula over the remaining 10-year term of the 2007 Plan (April 2016 through February 2026) is approximately 186,000 shares. This figure represents the continuation of the current non-employee director equity awards, for the number of non-employee directors indicated, over that period of time.  The actual number of shares that we may issue depends on, among other future variables, the number of our non-employee directors from time to time, the price of our common stock on the applicable grant date that is used to convert the applicable grant-date value into a number of shares, and whether the Board of Directors changes the non-employee director equity retainer values or other aspects of our non-employee director compensation program in the future.  Under our current non-employee director compensation program, new non-employee directors also receive a one-time equity award grant as discussed in the “Director Compensation” section below.

Impact on Dilution

The following paragraphs include additional information to help you assess the potential dilutive impact of equity awards under the 2007 Plan and the proposed amendments to the 2007 Plan.  The 2007 Plan is our only equity compensation plan under which new awards may be granted.

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As of December 31, 2015
Shares subject to outstanding restricted stock and RSU awards (including vested but deferred RSUs and excluding PSUs)	1,378,808
Shares subject to outstanding PSUs (at “target”)	288,172
Shares subject to outstanding stock options	1,496,890
Shares available for new award grants	2,067,448

The weighted-average number of shares of our common stock issued and outstanding in each of the last three years was 71.8 million shares issued and outstanding in 2013; 74.9 million shares issued and outstanding in 2014; and 71.0 million shares issued and outstanding in 2015.  The number of shares of our common stock issued and outstanding as of December 31, 2015 was 67.4 million shares.

“Overhang” refers to the number of shares of our common stock that are subject to outstanding awards or remain available for new award grants.  The table above shows the total number of shares of our common stock that were subject to outstanding restricted stock and RSU awards granted under the 2007 Plan that are subject to only time-based vesting requirements, that were subject to outstanding PSU awards granted under the 2007 Plan, that were subject to outstanding stock options granted under the 2007 Plan, and that were then available for new award grants under the 2007 Plan as of December 31, 2015 and as of April 1, 2016.  The number of shares of our common stock subject to restricted stock, RSU and PSU awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of our common stock covered by those awards (at the “target” level of performance in the case of PSU awards).  Between 0% and 200% of the “target” number of shares subject to the PSUs reflected in the table above may vest and become payable based on the performance conditions applicable to the award.  The number of shares subject to the PSUs reflected in the table above is presented after giving effect to the forfeiture (0% vesting) of the PSUs granted with respect to the 2013-2015 performance period.

“Burn rate” refers to how many shares are subject to awards that we grant over a particular period of time.  The total number of shares of our common stock subject to awards that we granted under the 2007 Plan in each of the last three years, and to date (as of April 1, 2016) for 2016, are as follows:

•

790,916 shares in 2013, of which zero shares were subject to stock option awards, 660,716 shares were subject to stock, restricted stock and RSU awards (excluding PSUs), and 130,200 shares were subject to PSUs (presented at the “target” number of shares subject to the awards, while the final vesting of the awards could have ranged from 0% to 200% of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards; all of these PSUs were forfeited at the end of the three-year performance period 2013-2015);

•

782,734 shares in 2014, of which zero shares were subject to stock option awards, 651,877 shares were subject to stock, restricted stock and RSU awards (excluding PSUs), and 130,857 shares were subject to PSUs (presented at the “target” number of shares subject to the awards, while the final vesting of the awards may range from 0% to 200% of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards);

•

971,313 shares in 2015, of which zero shares were subject to stock option awards, 787,807 shares were subject to stock, restricted stock and RSU awards (excluding PSUs), and 183,506 shares were subject to PSUs (presented at the “target” number of shares subject to the awards, while the final vesting of the awards may range from 0% to 200% of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards); and

•

1,274,862 shares in 2016 to-date as of April 1, 2016, of which zero shares were subject to stock option awards, 915,920 shares were subject to stock, restricted stock and RSU awards (excluding PSUs), and 358,942 shares were subject to PSUs (presented at the “target” number of shares subject to the awards, while the final vesting of the awards may range from 0% to 200% of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards).

The total number of shares of our common stock that were subject to awards granted under the 2007 Plan that terminated or expired, and thus became available for new award grants under the 2007 Plan, in each of the last three years, and to date (as of April 1, 2016) in 2016, are as follows: 294,277 in 2013, 274,049 in 2014, 323,638 in 2015 and 177,914 in 2016.  The total number of shares of our common stock that were subject to awards granted under the 2007 Plan and that were withheld to cover tax withholding obligations arising with respect to the award or the exercise price of a stock option award, and thus became available for new award grants under the 2007 Plan, in each of the last three years, and to date (as of April 1, 2016) in 2016, were as follows: 54,786 in 2013, 106,179 in 2014, 132,355 in 2015 and 124,148 in 2016.  Shares subject to 2007 Plan awards that have become available for new grants under the 2007 Plan as described above in this paragraph have been included when information is presented in this 2007 Plan proposal on the number of shares available for new award grants under the 2007 Plan.

We anticipate that the 750,000 additional shares requested for the 2007 Plan (which represents 1.2% of the number of shares of our common stock issued and outstanding as of April 1, 2016) will provide us with flexibility to continue to grant equity awards under the 2007 Plan into 2017 (reserving sufficient shares to cover potential payment of outstanding PSU awards at maximum payment levels).  However, this is only an estimate, in our judgment, based on current circumstances. The total number of shares that are subject to our award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value and lower stock prices generally require that more shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of shares that may become available for new award grants as a result of award forfeitures or withholding of shares to cover tax withholding obligations or the exercise price of an award, the extent to which awards provide for settlement in stock, the type of awards we grants and how we chooses to balance total compensation between cash and equity awards.

As of the Record Date, the closing market price for a share of our common stock was $17.20 per share.

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Aggregate Past Grants Under the 2007 Plan

As of April 1, 2016, awards covering 11.0 million shares of our common stock had been granted under the 2007 Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2007 Plan. The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and award vesting prior to that date, and option and award holdings as of that date.

	STOCK OPTIONS			RESTRICTED SHARES, UNRESTRICTED SHARES AND SHARE UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of April 1, 2016 Exercisable & Unexercisable	Number of Shares/Units Subject to Past Awards	Number of Shares/Units Vested (Including Those Deferred) as of April 1, 2016	Number of Shares/Units Outstanding and Unvested as of April 1, 2016
Named Executive Officers:
Jeffrey R. Tarr President, CEO & Director	275,836	-	275,836	448,862	167,454	219,698
Gary W. Ferrera EVP & CFO	-	-	-	74,025	10,181	63,844
Fred A. Graffam SVP, Finance	-	-	-	41,087	8,538	32,549
Walter S. Scott EVP, CTO and General Manager - Platform & Services	201,828	-	201,828	134,372	58,920	59,078
Timothy M. Hascall EVP, COO, & General Manager - Imagery	61,700	-	61,700	130,239	43,329	71,167
Stephanie G. Comfort SVP, Corporate Strategy, Marketing and Communications	-	-	-	42,597	-	42,597
Total for All Current Executive Officers as a Group (8) persons, including the named executive officers identified above):	580,874	7,075	573,799	1,111,107	402,413	590,562
Non-Employee Directors
Nick S. Cyprus	22,876	22,876	-	27,005	27,005	-
Roxanne J. Decyk	-	-	-	16,027	16,027	-
Howell M. Estes, III	33,984	-	33,984	36,299	36,299	-
Lawrence A. Hough	-	-	-	35,336	35,336	-
Warren C. Jenson	32,512	-	32,512	27,005	27,005	-
L. Roger Mason, Jr.	-	-	-	10,744	2,252	8,492
Kimberly Till	-	-	-	29,668	29,668	-
James M. Whitehurst	17,847	-	17,847	27,005	27,005	-
Eddy Zervigon	-	-	-	17,304	17,304	-
Total for all Current Non-Employee Directors as a Group (9 persons):	107,219	22,876	84,343	226,939	217,901	8,492
Each other person who has received 5% or more of the options, warrants or rights under the Plan	-	-	-	-	-	-
All current employees, including all current officers who are not executive officers or directors, as a group	1,948,905	489,256	1,459,649	3,553,825	1,321,549	2,061,714
Awards to persons no longer employees or directors	3,348,191	1,701,496	9,941	1,110,610	510,452	-
Total of All Past Awards	5,297,096	2,190,752	1,469,590	4,664,435	1,832,001	2,061,714

Messrs. Cyprus, Mason and Tarr are nominees for re-election as a director at the Annual Meeting.

Equity Compensation Plan Information

For additional information on our equity compensation plans, please see “Employee Benefit and Stock Plans” on page 52.  All members of the Board of Directors and all of our executive officers are eligible for awards under the 2007 Plan and thus have a personal interest in the approval of the 2007 Plan proposal.

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Vote Required; Recommendation

Approval of this Proposal 4 requires the affirmative vote of a majority of shareowners holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal.  The Board of Directors believes that the adoption of the proposed amendments to the 2007 Plan will promote the interests of DigitalGlobe and our shareowners and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan.

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CORPORATE GOVERNANCE

DigitalGlobe is committed to maintaining a program of corporate governance that promotes responsible corporate activity, the long‑term interests of shareowners, and accountability of our Board of Directors and management. Our Company has a culture dedicated to ethical behavior which is reflected in our Purpose, Vision, and Values. Our corporate Purpose is Seeing a Better Worldtm ‑ by giving our customers the power to see the Earth clearly and in new ways, we enable them to make our world a better place. We are relentlessly committed to helping our customers save lives, resources, and time and to achieving our Vision to “By 2020, be the indispensable source of information about our changing planet.” Our Values (integrity, respect, mission and team before self, curiosity and innovation and results matter) guide our actions. Our Purpose, Vision, and Values unite us, creating a working environment that enables us to perform the best work of our careers. Our people are paramount to our continued success, and we seek to continue to attract and develop talent to embrace our Purpose, Vision and Values, achieve our strategy and grow our business.

DigitalGlobe™

Purpose

Seeing a Better World

Vision

Values

We are relentlessly committed to our customers and our purpose.

Our values guide us as we help our customers save lives, resources and time.

- We act with **integrity**, always
- We treat people with **respect** in all dealings
- We put **mission** and **team** before self
- We inspire **curiosity** and harness **innovation**
- Our **results** matter

www.digitalglobe.com

© DigitalGlobe, Inc.

Our Board Members

The following biographical information about each nominee and each other director continuing in office after the Annual Meeting summarizes the specific experiences, skills and qualifications that led to the conclusion that each of our directors should serve on the Board of Directors. Our Governance and Nominating Committee, composed entirely of independent directors, is responsible for making recommendations to the Board of Directors regarding candidates for directorships. The Governance and Nominating Committee evaluates and reviews with the Board of Directors, no less than annually, the appropriate qualifications, expertise and characteristics required of our non-employee directors to ensure that the Board of Directors, as a whole, contains the diverse range of skills, characteristics and experiences necessary to oversee the development and implementation of the Company’s long-term strategy and to represent the interests of our shareowners.  While our Corporate Governance Guidelines do not prescribe specific diversity standards, the Governance and Nominating Committee considers diversity in the context of our Board of Directors as a whole to ensure that a broad range of perspectives are represented on our Board of Directors.  Listed below are some of the skills, characteristics and experiences we look for in the members of our Board of Directors:

Senior Leadership Experience – The Board of Directors looks for individuals with experience serving in a senior executive position, including as Chief Executive Officer. The Board of Directors believes that extensive senior executive-level experience provides a practical understanding of how organizations operate, as well as provides leadership in core management areas, including operations, human resources, financial planning, compliance, marketing and communications. The Board of Directors believes individuals with these attributes are valuable to the Company’s ability to execute on its strategic vision and its Culture of Leadership.

Global Business Experience – The Board of Directors looks for individuals with international business experience, who are highly respected in business and financial communities and have extensive experience working with and for international companies and dealing with global issues. The Board of Directors believes that individuals with these attributes provide the Board of Directors and management with a diverse understanding of the international issues facing the Company and create value for shareowners by better serving our international customers.

Financial Expertise – The Board of Directors looks for individuals with extensive financial reporting and internal controls experience, including having served as the Chief Financial Officer or Chief Accounting Officer of large corporations. The Board of Directors believes that the financial and accounting skills and experience these individuals bring, particularly with regard to Audit Committee functions and risk management and financial oversight responsibilities, are valuable resources to the Board of Directors.

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Government and Department of Defense Experience – The Board of Directors looks for individuals with extensive knowledge of the defense and intelligence community, operations and systems integration as well as expertise in the geospatial intelligence and the satellite imagery industry. The Board of Directors also seeks individuals with national security clearances necessary to allow briefing on the Company’s classified business. The Board of Directors believe that specialized experience with the U.S. Government, and in particular the Department of Defense, are valuable to the Board of Directors and to the Company in serving our customers’ needs and helping them fulfill their mission requirements.

Strategy and Financial Markets Expertise – The Board of Directors seeks skilled individuals, notably from the investment banking and private equity world, with a deep understanding of capital markets and M&A. The Board of Directors believes that individuals with these backgrounds provide valuable perspectives for M&A initiatives, financing matters, and investor relations perspectives.

The nominees standing for election at the Annual Meeting and the other continuing members of the Board of Directors demonstrate these attributes, key experiences, and qualifications which are valuable resources to the Board of Directors in carrying out our business strategy, the needs of the Company and our shareowners and our Purpose, Vision, and Values.  Below is a more detailed list of specific attributes the Board of Directors considers in assessing the qualifications and skills of our non-employee directors.

	Estes	Cyprus	Decyk	Hough	Jenson	Mason	Till	Whitehurst	Zervigon
CEO Experience				✓			✓	ü
Financial Expert		✓		✓	✓			✓	✓
Global Business		✓	✓	✓	✓		✓	✓	✓
Human Resources	✓		✓	✓	✓	✓	✓	ü
Corporate Strategy	✓		✓		✓	✓	✓	✓	✓
M&A	ü	✓	✓	✓	✓		ü	✓	✓
Information Technology					✓		✓
Intel/DoD/Cybersecurity	✓					✓		ü
Satellite/Space industry	✓					✓

Information Regarding Nominees Standing for Election at the Annual Meeting as Class I Board Members (as of April 1, 2016)

Below is a list of the director nominees standing for election at the Annual Meeting, as Class I members of the Board of Directors.

Nick S. Cyprus	Committees:	Experience, Skills and Qualifications:
•Audit (Chair) •Governance and Nominating

•Financial Expertise

•Senior Leadership Experience

Extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including his most recent position with General Motors Company.

Certified Public Accountant.

Extensive experience in execution of certain financial risk management and financial oversight responsibilities.

Age 62 Director Since 2009

Mr. Cyprus was Vice President, Controller and Chief Accounting Officer of General Motors Company, an automotive manufacturer, from December 2006 to July 2013. Prior to joining General Motors Company, from May 2004 to March 2006, Mr. Cyprus served as Senior Vice President, Controller, and Chief Accounting Officer of Interpublic Group of Companies. From 1999 to 2004, Mr. Cyprus was Vice President, Controller, and Chief Accounting Officer at AT&T Corporation. Mr. Cyprus currently sits on the Board of Directors of Trusted Media Brands, Inc. (f/k/a Reader’s Digest Association, Inc.) and is the Chairman of its Audit Committee. Mr. Cyprus also sits on the Board of Directors of Volt Information Sciences, Inc., and is the Chairman of its Audit Committee as well as a member of its Governance and Nominating Committee.  Mr. Cyprus holds a Master of Business Administration from New York University’s Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University in New Jersey. Mr. Cyprus is also a certified public accountant.

14

L. Roger Mason, Jr.	Committees:	Experience, Skills and Qualifications:
•Risk Management

•Government and Department of Defense Experience

•Senior Leadership Experience

Extensive knowledge of the intelligence community, operations research and systems integration, having served as Assistant Director of National Intelligence.

Service in a number of senior executive positions in the national security sector including Vice President at Noblis, Director at the Institute for Defense Analyses, and General Manager of the Advanced Systems Group at General Dynamics (formerly Veridian).

Technical background and professional experiences.

Age 50 Director Since 2015

Dr. Mason has been the Senior Vice President, Chief Security Officer of Noblis, a nonprofit science, technology, and strategy organization since January 2014. Prior to joining Noblis, from May 2009 to January 2014, Dr. Mason was the Assistant Director of National Intelligence for Systems and Resource Analyses (ADNI/SRA).  Dr. Mason also serves as a director of the Intelligence and National Security Alliance, a 501(c)6 organization, and also serves on its Audit and Compensation Committees.  Dr. Mason earned his doctorate and master’s degrees in engineering physics (nuclear) from the University of Virginia, a master’s degree in business administration from Northwestern University (Kellogg School), and a bachelor’s degree in physics from The George Washington University.

Jeffrey R. Tarr	Committees:	Experience, Skills and Qualifications:
•None

•Senior Leadership Experience

•Strategy and Financial Markets Expertise

President and Chief Executive Officer of the Company.

Extensive knowledge of the Company’s strategic objectives, internal controls, risk assessment and management, and overall performance.

Significant senior executive experience with publicly traded information companies serving both commercial and government customers

Age 53 Director Since 2011

Mr. Tarr has been our President, Chief Executive Officer and Director since April 2011. Mr. Tarr previously served as the President and Chief Operating Officer (2008-2010) of IHS Inc., a provider of information and insight in energy, economics, geopolitical risk, environmental sustainability and supply chain management, as co-President and co-Chief Operating Officer (2007-2008) and as division president (2004-2007). Earlier in his career, Mr. Tarr served as Chief Executive Officer of Hoover’s Inc. and as President of the Hoover’s unit at Dun & Bradstreet subsequent to its acquisition of the business. He also previously served as a General Manager at US WEST, Inc., among other senior management positions.  Mr. Tarr began his career with Bain & Company. Mr. Tarr currently sits on the Board of Directors of CEB, Inc., a provider of research and analysis focused on strategy, operations and general management issues. He also serves as a director of The U.S. Geospatial Intelligence Foundation and on the management board of the Stanford Graduate School of Business. Mr. Tarr holds a Master of Business Administration from Stanford University and a Bachelor of Arts from Princeton University’s Woodrow Wilson School of Public and International Affairs.

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Information Regarding Other Directors (as of April 1, 2016)

Below is a list of the members of the Board of Directors whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re‑election at the Annual Meeting. For each director below, we have outlined certain of their important skills and qualifications that the Board of Directors considered in determining that the Director’s continued service on the Company’s Board of Directors was in the best interest of shareowners. James M. Whitehurst, currently a Class I director with a term set to expire at the Annual Meeting, is not standing for re-election.

Class II Directors with term expiring in 2017:

Howell M. Estes, III	Committees:	Experience, Skills and Qualifications:
•Governance and Nominating (Chair)

•Government and Department of Defense Experience

•Senior Leadership Experience

Extensive military and defense experience and general business experience, having retired as a four-star general from the U.S. Air Force.

Significant board experience, as well as key leadership and management experience gained from his military career.

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Age 74 Director Since 2007 Chairman Since 2011

Gen. Estes has been the President of Howell Estes & Associates, Inc., a consulting firm, since 1998. Gen. Estes serves on the Boards of Directors of Analytical Graphics, Inc., a software development company focused on spaceflight and national security, and the Air Force Academy Foundation. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander‑in‑Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard’s JFK School of Government. The Board of Directors approved a waiver for Gen. Estes of the retirement age for board members contained in the Company’s Governance Guidelines because of his unique business experience, including his extensive military and defense experience, and the valuable counsel and advice he provides to the Company’s CEO.

Kimberly Till	Committees:	Experience, Skills and Qualifications:
•Audit •Risk Management

•Global Business Experience

•Senior Leadership Experience

Significant experience in commercializing and delivering content.

Extensive experience in doing business in Europe, Asia and Latin America.

Executive management and expertise in information and content markets.

Age 60 Director Since 2010

Ms. Till is an independent consultant and advisor to early stage companies, including serving as Interim CEO then Chairman of the Board of Morf Media, a gamification and enterprise learning company from September 2012 to March 2014. Prior to Morf Media, Ms. Till was a director and President and Chief Executive Officer of Harris Interactive, a publicly traded, global leader in custom market research and publishers of The Harris Poll, from October 2008 through June 2011. Ms. Till was responsible for the global management of the company, which included operations in the U.S., Canada, Europe, and Asia. Earlier in her career, Ms. Till served as Chief Executive Officer of the TNS North America Custom business, and held senior roles at, Microsoft, Sony Corporation of America, and AOL International. Ms. Till also serves as a director of Taunton, Inc. a privately held media company. Ms. Till holds a Bachelor of Arts in History from the University of Alabama, a Master of Business Administration from Harvard Business School, and a Juris Doctorate from Duke University Law School, and previously practiced corporate and securities and international trade law.

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Eddy Zervigon	Committees:	Experience, Skills and Qualifications:
•Audit •Compensation

•Financial Expertise

•Strategy and Financial Markets Expertise

Significant institutional knowledge regarding the Company, having served on the Board of Directors from 2004 to January 2013.

Extensive financial and transactional experience.

Extensive knowledge of capital markets.

Age 47 Director Since 2014 Previously served 2004- 2013

Mr. Zervigon is currently a Principal at the investment firm Alta Loma Energy, a position he has held since July 2012, and from August 1997 to February 2012, he worked for Morgan Stanley & Co. Incorporated, most recently as a Managing Director of its Principal Investments Group. Mr. Zervigon also serves as a director of Bloom Energy and has previously served as a board member of MMCinemas, Impsat Fiber Networks, Inc., TVN Entertainment Corporation and Stadium Capital. Mr. Zervigon has a Bachelor’s degree in Accounting and a Master’s degree in Tax from Florida International University and also has a Master in Business Administration from the Amos Tuck School of Business at Dartmouth College. Mr. Zervigon is also a certified public accountant.

Class III Directors with term expiring in 2018:

Roxanne J. Decyk	Committees:	Experience, Skills and Qualifications:
•Risk Management (Chair) •Governance and Nominating

•Global Business Experience

•Senior Leadership Experience

Extensive senior executive and board member experience of several major multinational corporations.

Significant experience in corporate affairs, human resources and public company governance

Age 63 Director Since 2014

Ms. Decyk retired as Executive Vice President of Global Government Relations for Royal Dutch Shell, plc, an oil, gas, chemical and refined petroleum products company, in December 2010, after serving in that position since June 2009. From 2008 until June 2009, Ms. Decyk served as Corporate Affairs and Sustainable Development Director of Royal Dutch Shell plc and from July 2005 to 2008, she served as Corporate Affairs Director. Prior to this, Ms. Decyk was Director International of Shell International B.V., Senior Vice President Corporate Affairs and Human Resources of Shell Oil Company, and Vice President of Corporate Strategy of Shell International Limited. Ms. Decyk also serves as a director of Orbital ATK where she serves as chairperson of their Personnel and Compensation Committee, and as a director of Ensco PLC. Ms. Decyk earned a Bachelor of Arts degree from the University of Illinois at Urbana‑Champaign in English literature and a Juris Doctorate from Marquette University School of Law.

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Lawrence A. Hough	Committees:	Experience, Skills and Qualifications:
	•Compensation	•Global Business Experience •Senior Leadership Experience Significant experience in leadership, operations and financial oversight Extensive executive, operational and financial expertise.
Age 71 Director Since 2013

Since January 2007, Mr. Hough has been the managing director of Stuart Mill Venture Partners, L.P., a venture capital investment firm and has served as President and Chief Executive Officer of Stuart Mill Capital, Inc. Earlier in his career, Mr. Hough worked with Sallie Mae for 25 years, most recently as its President and Chief Executive Officer.  He also previously served as the Chief Executive Officer of SatoTravel and SynXis Corporation. From 2008 to the present, he has served on the Board of Directors of Appistry, Inc., and from 2011 to present, he has served on the Board of Directors of Conferma Ltd., both privately held corporations. Mr. Hough holds a Bachelor of Science in Engineering from Stanford University and a Master of Science in Management from the MIT Sloan School of Management. The Board of Directors approved a waiver for Mr. Hough of the retirement age for board members contained in the Company’s Governance Guidelines because of his unique business experience, including as a former public company Chief Executive Officer, and the valuable counsel and advice he provides to the Company’s CEO.

Warren C. Jenson	Committees:	Experience, Skills and Qualifications:
•Compensation (Chair) •Governance and Nominating

•Financial Expertise

•Senior Leadership Experience

Significant strategic, operational and financial reporting and internal controls experience.

Extensive experience in the media content business, having worked at the National Broadcasting Company, Amazon.com and Electronic Arts.

Significant experience in financial and operational roles.

Age 59 Director Since 2008

Since 2012, Mr. Jenson has been the Chief Financial Officer and head of technical operations of Acxiom Corporation, an enterprise data, analytics and software‑as‑a‑service company. He also serves as President of Acxiom International. From 2008 through 2011 he served as Chief Operating Officer and Chief Financial Officer for Silver Spring Networks, a networking platform and solutions provider for smart grid energy networks. Earlier in his career, Mr. Jenson served in executive-level positions with Electronic Arts, Inc., Amazon.com, Inc., Delta Air Lines and several positions as part of the General Electric Company and its affiliates. Mr. Jenson currently serves as the non-executive Chairman of TapJoy, Inc., a monetization and distribution services provider for mobile applications. Tapjoy is a privately held corporation.  He has a Bachelor of Science in Accounting and a Master of Accountancy ‑ Business Taxation from Brigham Young University.

Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of shareowners. Directors regularly interact with management and are available to provide advice and counsel. The Board of Directors and the committees regularly schedule and hold executive sessions without any members of management present. Gen. Estes, our independent Chairman of the Board of Directors, presides at all executive sessions of the non‑management directors.  The Board of Directors also carefully considers feedback received from shareowners, and in 2015 the Board and its members met with several of our shareowners to solicit feedback related to corporate governance practices, investor expectations and corporate performance.

Directors are expected to attend Board of Directors meetings and the meetings of the committees on which they serve. In 2015, the Board of Directors met a total of six times. All directors attended at least 75 percent of the total meetings of the Board of Directors and the committees on which he or she served during his or her tenure during 2015. It is the policy of the Board of Directors that directors are invited to attend the Company’s annual meeting of shareowners, although such attendance is not mandatory. Gen. Estes and Mr. Tarr attended the 2015 annual meeting of shareowners.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that provide for responsible oversight and governance of the Company and management, and which are reviewed at least annually. Our Corporate Governance Guidelines cover a wide range of subjects, including: the role of the Board of Directors; Board of Directors composition, director responsibilities, director nomination procedures and qualifications;

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director independence standards; director orientation and continuing education; procedures for annual performance evaluations of the Board of Directors and the committees; formal evaluation of the chief executive officer, and succession planning and management development. The Governance and Nominating Committee regularly assesses our governance practices in light of market benchmarks and best practices. The Corporate Governance Guidelines are reviewed annually by the Board of Directors.

A copy of our Corporate Governance Guidelines can be found on the Company Information page of our website under Governance Documents at http://investor.digitalglobe.com.

Director Independence

As required by our Corporate Governance Guidelines and Governance and Nominating Committee charter, the Board of Directors has determined that each of Howell M. Estes, III, Nick S. Cyprus, Roxanne J. Decyk, Lawrence A. Hough, Warren C. Jenson, L. Roger Mason, Jr., Kimberly Till, James M. Whitehurst and Eddy Zervigon is an “independent director” as defined under the applicable rules and regulations of the SEC and the New York Stock Exchange (“NYSE”). Following Mr. Whitehurst’s retirement from the Board of Directors at the Annual Meeting, this will represent more than 88% of our Board of Directors. In addition, the Board of Directors previously determined that Martin C. Faga, who served on the Board of Directors for part of 2015, was also independent under applicable rules and regulations of the SEC and NYSE during the term of his service on the Board of Directors in 2015. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest. In making these determinations, the Board of Directors considered the relationships and transactions described under the caption “Certain Relationships and Related Party Transactions” beginning on page 20.

Board of Directors Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board of Directors and the Chief Executive Officer. Instead, the Board of Directors has the latitude to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. After careful consideration, the Board of Directors determined that it is in the best interest of the Company and its shareowners to separate the positions of Chairman of the Board of Directors and Chief Executive Officer. Gen. Estes, one of our independent directors, currently serves as our duly elected Chairman of the Board of Directors.

Our Board of Directors has a classified structure, meaning that directors are elected to, and serve for, three-year terms on a staggered basis.  The Board of Directors believes that this structure enhances long-term value creation and protects the Company against single interest shareowner activists.  If all directors were subject to being replaced every year, they may be more susceptible to the potential influence of special and single-interest shareowners activists who might have short-term agendas to take actions that are not in the long-term best interests of the Company. The longer terms offered by our structure also allows our directors to function with greater independence and long-term perspective, which is critical to making decisions that are in the best long-term interests of the Company and its shareowners, and provides continuity and institutional knowledge on our Board of Directors.

Board of Directors Oversight of Risk

The Board of Directors actively monitors the Company’s risk profile, including through review of quarterly reports by its Risk Management Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies.  In December 2010, the Company established a standing Risk Management Committee of the Board of Directors. The Risk Management Committee is charged with oversight of enterprise risks, including performance under our EnhancedView contract, information technology and security risks, regulatory compliance risks, and oversight of the Company’s development and execution of its Risk Management Program. The Audit Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements. The Audit Committee also serves as our Qualified Legal Compliance Committee. Members of management report to each committee on a quarterly basis concerning management of specific risks that may impact the Company. Both committees report to the full Board of Directors on all material risk considerations affecting the Company.

The day‑to‑day enterprise risk management responsibilities for the Company are overseen by an executive risk committee of the Company comprised of the Chief Financial Officer, the Chief Operations Officer, the General Counsel, the Director of Internal Audit, and other key executives and management of the Company, in accordance with the Company’s Enterprise Risk Management Policy. The Chief Financial Officer, the Chief Operations Officer, and the Director of Internal Audit have primary responsibility for reporting to the Risk Management Committee and the Audit Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board of Directors Leadership Structure” above.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that governs our Board of Directors, senior officers, including our Chief Executive Officer and Chief Financial Officer, and employees. Copies of our Code of Ethics and Business Conduct can be found on the Company Information page of our website under Governance Documents at http://investor.digitalglobe.com and may also be obtained upon request without charge by writing to the Corporate Secretary of the Company, DigitalGlobe, Inc., 1300 West 120th Avenue, Westminster, Colorado 80234. We will post to our website any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE.

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Succession Planning

The Board of Directors is responsible for the development, implementation and regular review of a succession plan for the Chief Executive Officer, and oversees and provides input to the CEO on succession planning for our other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long term strategy that optimizes operating performance, profitability and shareowner value creation. As part of its responsibilities under its charter, the Governance and Nominating Committee of the Board of Directors oversees the succession planning process for the Chief Executive Officer and other key employees. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the Chief Executive Officer and other key employees is reviewed not less than annually with the Board of Directors in executive session.

Director Evaluation Process

The Board of Directors, through the Governance and Nominating Committee, establishes criteria and processes for the annual self‑evaluation of the Board of Directors and each committee. The performance self‑evaluations focus on the contribution to the Company by the Board of Directors and each committee, and specifically focus on areas in which a better contribution could be made. Every three years, the Board of Directors engages an independent consultant to assist with its self‑evaluations. The Board of Directors believes that through its annual self‑evaluation procedure, and independent assessment every three years, the Board of Directors will continue to evolve to meet the Company’s long-term strategic needs and the interests of our shareowners.

Related Party Transactions Policies and Procedures

Our Governance and Nominating Committee is responsible for reviewing all related person transactions that are required to be disclosed under the SEC rules and, when appropriate, initially authorize or ratify all such transactions in accordance with written policies and procedures established by the committee from time to time. The policies and procedures provide that, in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Governance and Nominating Committee will consider all of the relevant facts and circumstances available, including (if applicable) but not limited to:

•	Whether there is an appropriate business justification for the transaction;
•	The benefits that accrue to us as a result of the transaction;
•	The terms available to unrelated third parties entering into similar transactions;
•

The impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareowner or executive officer);

•	The availability of other sources for comparable products or services;
•	Whether it is a single transaction or a series of ongoing, related transactions;
•	Whether entering into the transaction would be consistent with our Code of Ethics and Business Conduct.

Certain Relationships and Related Party Transactions

Since the beginning of our last fiscal year, there were no transactions, and there are not currently proposed any transactions, in which: (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Communication with the Board of Directors

The Board of Directors encourages our shareowners and other interested parties who are interested in communicating with our Board of Directors, the Chairman of the Board of Directors or the independent directors as a group by mail as follows:

Board of Directors of DigitalGlobe, Inc.

c/o Corporate Secretary

DigitalGlobe, Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

Additionally, shareowners and other interested parties who are interested in communicating with the Chairman of the Board of Directors or the independent directors as a group may do so electronically by clicking on “Contact the Board” on the Company Information page of our website under Corporate Governance at http://investor.digitalglobe.com, or by emailing to independentdirector@digitalglobe.com.

Correspondence received will be reviewed by our General Counsel or designee, who will regularly forward to the appropriate directors all correspondence that, in the opinion of our General Counsel, deals with the functions of the Board of Directors or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to any director and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

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Board Committees

The Board of Directors has four standing committees. The following table lists, as of the date of this Proxy Statement, the membership on each of the standing committees of the Board of Directors and the number of meetings each committee held in 2015:

Name		Audit	Compensation	Governance & Nominating	Risk Management
Howell M. Estes, III
Nick S. Cyprus
Roxanne J. Decyk
Lawrence A. Hough
Warren C. Jenson
L. Roger Mason, Jr.
Kimberly Till
James M. Whitehurst*
Eddy Zervigon
Total Committee Meetings Held in 2015		8	5	4	4
Chairperson	Member	Independent Director	Audit Committee Financial Expert

*      Mr. Whitehurst, currently a Class I director with a term set to expire at the Annual Meeting, is not standing for re-election.

The Board of Directors annually reviews and approves the charter of each of the committees. All committee charters are available on the Company Information page of our website under Governance Documents at http://investor.digitalglobe.com.

Audit Committee

Our Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices. Among its functions, the Audit Committee: (i) reviews our quarterly and annual financial statements, including any significant financial items and changes in accounting policies; (ii) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit activities; (iii) reviews our financial risk and internal control procedures, including legal and compliance matters; and (iv) has the sole discretion to appoint annually our independent registered public accounting firm, and evaluate its independence and performance. The Audit Committee reviews and evaluates, at least annually, the adequacy of its charter.

The Board of Directors has determined that each of Mr. Cyprus, Ms. Till and Mr. Zervigon qualifies as an audit committee financial expert as defined by applicable SEC rules. Each member of the Audit Committee qualifies as an independent director, as defined under the NYSE rules and Rule 10A‑3 of the Exchange Act applicable to the Audit Committee members.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends for approval by the Board of Directors the compensation of these officers based on such evaluations. In making compensation decisions, the Compensation Committee may consider the recommendations of the Chief Executive Officer concerning the Company’s compensation and employment benefit plans and practices, including its executive compensation plans, incentive compensation and equity‑based plans with respect to executive officers (other than the Chief Executive Officer) and director compensation arrangements. The Compensation Committee also administers the issuance of awards under our equity award plans. The Compensation Committee engaged Radford, an Aon Hewitt company (“Radford”), as independent compensation consultants in 2015 to assist in fulfilling the Compensation Committee’s duties. Additional information regarding the Compensation Committee’s engagement of its independent compensation consultant is contained in this Proxy Statement on page 31. The Compensation Committee reviews and evaluates, at least annually, the adequacy of its charter and the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. Each member of the Compensation Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE. In making its independence determination for each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with the Company that is material to the Director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Governance and Nominating Committee

In addition to reviewing Director nominees, the Governance and Nominating Committee is responsible for overseeing our Corporate Governance Guidelines, reporting and making recommendations to the Board of Directors concerning governance matters, and succession planning for our Chief Executive Officer and other key employees. The Governance and Nominating Committee reviews and evaluates, at least annually, the

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adequacy of its charter. Each member of the Governance and Nominating Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE.

The Governance and Nominating Committee reviews all candidates for nomination to the Board of Directors, including those recommended by shareowners. To have a candidate considered by the Governance and Nominating Committee for selection or appointment to the Board of Directors, a shareowner must submit the recommendation in writing to our Corporate Secretary. Recommendation letters must include the following information: (i) the name of the shareowner submitting the recommendation and evidence of the shareowner’s ownership of Company stock, including the number of shares owned and the length of time of ownership; (ii) the reasons for the recommendation; and (iii) the full name and address of each recommended director candidate as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should also be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. The Governance and Nominating Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board of Directors. For a candidate to be considered by the Governance and Nominating Committee for nomination to the Board of Directors at an upcoming annual meeting, a shareowner recommendation must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareowners. Our Bylaws include additional requirements regarding nominations of persons at a shareowners’ meeting other than by the Board of Directors. The Board of Directors will evaluate director candidates recommended by shareowners in the same manner as director nominees recommended by any other source, including management or members of the Board of Directors.  Dr. Mason was recommended for consideration as a nominee to the Board of Directors by Ms. Decyk and Mr. Faga.  Dr. Mason is highly respected in the intelligence community and has extensive senior-level Department of Defense experience. Dr. Mason’s skills and experiences bring a critical perspective to the Board of Directors on the development of strategic objectives and risk oversight.

In 2015, the Governance and Nominating Committee and the Board of Directors considered waivers of the retirement age in the Company’s Governance Guidelines for each of Gen. Estes and Messrs. Faga and Hough, and determined that it would be in the best interests of the Company and its shareowners to waive the retirement age for them. With regard to Gen. Estes, the Board of Directors determined that his extensive defense and military experience, leadership skills, and his long history with the Company were vital to the Board of Directors. With regard to Mr. Faga, the Board of Directors determined that his extensive experience in the satellite imagery industry and background with the U.S. federal government bring a critical perspective to the Board of Directors and to development of strategic objectives and risk oversight. With regard to Mr. Hough, the Board of Directors determined that Mr. Hough’s broad experience as a CEO and director of public companies and his widespread investment experience provide a decisive perspective on operational, financial and strategic matters.

Risk Management Committee

Our Risk Management Committee is responsible for overseeing enterprise risk management for the Company. Its responsibilities include reviewing the Company’s identification of risks and their mitigation in light of the Company’s risk tolerance profile and business strategy, periodically reviewing the adequacy of the Company’s resources to perform its risk management responsibilities and achieve its objectives, meeting with the Company’s executive risk oversight committee, reviewing the Company’s performance under material agreements such as the EnhancedView contract, reviewing the Company’s information technology and industrial security programs and reviewing the Company’s compliance with legal and regulatory requirements relating to business operations. The Risk Management Committee reviews and evaluates, at least annually, the adequacy of its charter. The Risk Management Committee charter requires that each member of the Risk Management Committee qualify as an independent director, that at least one member shall hold specified security clearances and one member also serve on the Company’s Audit Committee. Each member of the Risk Management Committee qualifies as an independent director, as defined under the applicable rules of the NYSE.

Executive Leadership Team

The following table lists the members of our executive leadership team as of April 1, 2016:

Name	Age	Title
Jeffrey R. Tarr	53	President and Chief Executive Officer
Gary W. Ferrera	53	Executive Vice President, Chief Financial Officer
Timothy M. Hascall	62	Executive Vice President, Chief Operations Officer and General Manager - Imagery
Walter S. Scott	58	Executive Vice President, Chief Technical Officer and General Manager - Platform & Services
Stephanie G. Comfort	53	Senior Vice President, Corporate Strategy, Marketing and Communications
Daniel L. Jablonsky	46	Senior Vice President, General Counsel, Corporate Secretary and General Manager - International Defense & Intelligence
Grover N Wray	55	Senior Vice President, Chief Human Resources Officer

Please see Corporate Governance – Our Board Members, for Mr. Tarr’s biography.

The role of our executive leadership team is to define our strategy and formalize clear objectives, including businesses and market segments. They also define our culture, which is reflected in DigitalGlobe’s stated Purpose, Vision and Values. One of our key strategic focus areas is our Culture of Leadership. Our Company’s success is dependent upon the right people, culture and organizational structure. The Board of Directors also recognizes the importance of effective executive leadership to our success. Each member of our executive leadership team serves at the pleasure of the Board of Directors:

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Gary W. Ferrera joined DigitalGlobe in 2015 as our Executive Vice President and Chief Financial Officer (“CFO”). From January 2014 through January 2015, he was Executive Vice President, Chief Financial Officer and Treasurer of Intrawest Resorts. From March 2013 through January 2014, Mr. Ferrera was Executive Vice President and Chief Financial Officer of Great Wolf Resorts, Inc. Previously, he served as Executive Vice President and Chief Financial Officer of National CineMedia, L.L.C., a subsidiary of National CineMedia, Inc., from May 2007 through February 2013. Mr. Ferrera also currently serves as a director of Colorado Public Radio. Mr. Ferrera served in investment banking roles at CitiGroup and Bear Stearns and as an international tax consultant with Arthur Andersen. Additionally, Mr. Ferrera served in the U.S. Army Special Operations and U.S. Army Intelligence prior to earning his undergraduate and graduate degrees. Mr. Ferrera holds an M.B.A. from the Kellogg School of Management and a B.S. in Accounting from Bentley College, magna cum laude.

Timothy M. Hascall joined DigitalGlobe in October 2011 and currently serves as our Executive Vice President, Chief Operations Officer (“COO”) and General Manager, Imagery. Prior to joining us, from 2004 to 2011, Mr. Hascall served as a senior executive at TriZetto Corporation, most recently as President, Blue Cross/Blue Shield Market. Additionally, Mr. Hascall’s prior experience includes General Manager, North America for Equitant, Inc. Mr. Hascall began his business career with Andersen Consulting, later Accenture, and was made partner in 1996. Mr. Hascall holds a B.S. in Business Administration from the University of Nebraska, and achieved the rank of Major in the United States Marine Corps, serving as an imagery intelligence officer.

Dr. Walter S. Scott is our founder and currently serves as our Executive Vice President, Chief Technical Officer (“CTO”) and General Manager, Platform & Services. From 1986 through 1992, Dr. Scott held a number of technical, program and department management positions at the Lawrence Livermore National Laboratory, including serving as the Assistant Associate Director of the Physics Department. Prior to this, Dr. Scott served as President of Scott Consulting, a Unix systems and applications consulting firm. Since April 2013, Dr. Scott has served on the Board of Directors of The Open Geospatial Consortium (OGC), an international industry consensus standards organization. Dr. Scott holds a B.A. in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

Stephanie G. Comfort joined DigitalGlobe in May 2015 and currently serves as our Senior Vice President, Corporate Strategy, Marketing and Communications. Ms. Comfort was an advisory partner with Genesis, Inc., a Denver-based consultancy since June 2013 where she provided strategy and investor relations consulting to companies in a broad range of industries. Prior to Genesis, she was Executive Vice President, Corporate Strategy and Development at CenturyLink. Serving in the same role at Qwest Communications International, she was one of four senior executives selected to join the CenturyLink Leadership Team, post-merger. During her ten years at both companies, Ms. Comfort’s responsibilities included corporate strategy, product innovation, brand strategy, investor relations and mergers and acquisitions. Before joining Qwest, Ms. Comfort held various management and analyst positions including 18 years covering the Telecommunications Services sector as a top-ranked sell-side analyst on Wall Street. Ms. Comfort served as a director of Zayo Group Holdings, Inc. from July 2013 through November 2015. Ms. Comfort holds an M.B.A. from The Wharton School of Business and a B.A. in Economics from Wellesley College.

Daniel L. Jablonsky joined DigitalGlobe in March 2012 and currently serves as our Senior Vice President, General Counsel and Corporate Secretary, and General Manager, International Defense & Intelligence. Prior to joining us, from 2011 to March 2012, Mr. Jablonsky was a shareholder at the law firm of Brownstein Hyatt Farber Schreck, LLP, where he practiced corporate and securities law. From 2010 to 2011, Mr. Jablonsky served as the Interim Co‑General Counsel of Flextronics International Ltd. and from 2007 to 2010, Mr. Jablonsky served as Senior Corporate Counsel, Securities and Mergers & Acquisitions at Flextronics. Mr. Jablonsky previously was in‑house counsel at UBS Financial Services, Inc., served in the enforcement division of the U.S. Securities and Exchange Commission, and practiced corporate and securities law with O’Melveny & Myers LLP. Mr. Jablonsky also served as an officer and nuclear engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a B.S. in Mechanical Engineering from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

Grover N Wray joined DigitalGlobe in December 2011 and currently serves as our Senior Vice President, Chief Human Resources Officer. Prior to joining DigitalGlobe, from 2005 to 2011 Mr. Wray led professional, organizational and leadership development initiatives as Executive Vice President of Human Resources at Western Union, a Fortune 500 company based in Englewood, Colorado, and as Vice President, Leadership, Professional Development and Staffing at Janus Capital Group. Mr. Wray also led human resources at Heidrick & Struggles and at Arthur Andersen, where in addition to leading human resources, he also advised clients on change management. Mr. Wray holds a B.S. in Sociology and a Masters of Organizational Behavior, both from Brigham Young University.

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AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee Report is not deemed “soliciting material,” is not “filed” with the SEC, is not subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing and overseeing the accounting, financial reporting, and internal controls processes of the Company. As of April 1, 2016, the Audit Committee consisted of three members, each of whom has been determined by the Board of Directors to be an audit committee financial expert (as defined by applicable SEC rules), and an independent director (as defined under the NYSE rules and Rule 10A-3 of the Exchange Act applicable to the Audit Committee members).

The Audit Committee operates pursuant to a written charter, as adopted by the Board of Directors, a copy of which is available on the Company Information page of our website under Governance Documents at http://investor.digitalglobe.com. As set forth in more detail in the Audit Committee’s charter, the Audit Committee’s primary responsibilities fall into three categories:

      Overseeing the preparation and review of the quarterly and annual financial reports, including discussions with management and the Company’s independent registered public accounting firm regarding significant accounting and reporting matters;

•      Having responsibility for the appointment, compensation, retention and oversight of all of the work of our independent registered public accounting firm including selection of the lead audit engagement partner, as well as determining whether the independent registered public accounting firm is independent and qualified; and

•      Overseeing compliance with policies and regulatory requirements, including management’s implementation of effective systems of internal controls and financial risk management.

In connection with these responsibilities, the Audit Committee met a total of 8 times during 2015. Audit Committee meetings are scheduled as necessary to ensure that adequate time and attention are devoted to all of the Audit Committee’s obligations. The Audit Committee utilizes the expertise and knowledge of management and the independent auditor, and meetings are structured to allow for full discussion and, where appropriate, separate sessions with the Company’s independent auditors and select management. In fulfilling its responsibilities and duties, in 2015 the Audit Committee, among other actions:

•      reviewed and discussed with management and the independent auditor the Company’s quarterly earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information and review of significant accounting policies and judgments), and related periodic reports prior to their release;

•      reviewed and discussed the effectiveness of the Company’s compliance programs and its internal controls over financial reporting;

•      reviewed the scope of, and the overall plans for, the internal audit program and the annual audit with the internal auditor and the independent auditor;

•      monitored management’s administration of processes and procedures, including the Company’s use of the Ethicspoint® reporting system, for anonymous submissions of employee concerns and complaints in accordance with the Company’s Code of Ethics and Business Conduct;

•      reviewed significant legal developments and the Company’s processes for monitoring compliance with legal and regulatory requirements and Company policies;

•      inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;

•      reviewed the Company’s policy for the pre-approval of audit and permitted non-audit services by the independent auditor and discussed with the independent auditor matters relating to its independence; and

•      met in periodic executive sessions with the internal auditor or the independent auditor, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with management and the Company’s independent registered public accountants all annual and quarterly financial statements, including the fiscal year 2015 audited annual financial statements, prior to their issuance. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication With Audit Committees). The Audit Committee also reviewed the written disclosures and letter from PricewaterhouseCoopers LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

Based upon the foregoing review and discussions and the report of PricewaterhouseCoopers LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee Nick S. Cyprus, Chairman Kimberly Till Eddy Zervigon

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Audit and Non‑Audit Fees

The fees for professional services rendered PricewaterhouseCoopers LLP for fiscal years 2015 and 2014 were as follows:

	2015	2014
Audit Fees(1)	$2,006,900	$2,010,000
Audit-Related Fees	-	-
Tax Fees(2)	10,524	-
All Other Fees(3)	207,633	6,308
Total	2,225,057	2,016,308
(1)

Fees for the audit of our annual financial statements included in our annual report on Form 10‑K, the audit of our internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10‑Q, and audit services provided in connection with regulatory filings.

(2)	Tax fees for 2015 consisted of fees for tax advisory services.
(3)	2015 consisted of due diligence services of $198,100 and research software subscription fees of $9,533. 2014 consisted of research software subscription fees.

Pre‑Approval of Independent Auditor Services

All services, audit and non‑audit, provided by the independent auditor must be pre‑approved by the Audit Committee or its delegate. As set forth in its charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre‑approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non‑audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. Such pre‑approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee may delegate responsibility for pre‑approval of non‑auditing services to one or more of its members, but the decision must be presented to the full Audit Committee. In 2015 and 2014, all services of PricewaterhouseCoopers LLP were pre‑approved by the Audit Committee. The Audit Committee concluded that the provision of non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

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COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

DigitalGlobe’s executive compensation philosophy is built on a commitment to link pay to performance and align incentives with shareowner interests.  Executives are rewarded for pursuing, and achieving, our key strategic business goals. Likewise, we believe underachievement is reflected in pay as well.  To enhance alignment with shareowner interests, a substantial portion of each executive’s compensation opportunity is in the form of equity awards with value directly linked to our stock price.  Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and to compensate executives at competitive, but responsible, levels.

We maintain executive compensation and governance risk-mitigating best practices (such as clawback policies and executive and board stock ownership guidelines) to help ensure that our compensation programs do not encourage excessive risk taking. In addition, the majority of our compensation for our Board of Directors and executives is in the form of equity, which further ties their interests to those of our shareowners. We believe that our balanced, performance‑based approach best serves the interests of our shareowners.

Key Takeaways of our Executive Compensation Program

In 2015 the Company grew revenue 7% year over year and also achieved a number of strategic objectives we believe are important for long-term shareowner value creation. We improved our margins through meaningful cost reduction, resulting in a year over year increase of 77% in operating margin and nearly doubling our income from operations.  We also realigned our organization to drive added focus and speed, and at the same time returned capital to our shareowners through our share repurchase program.  However, the Company fell short of its revenue guidance for the year and our share price declined from $30.97 on December 31, 2014 to $15.66 on December 31, 2015. As a result, the Compensation Committee took the following actions with respect to our executive compensation for 2015:

•	Less Than Target Annual Incentives for 2015: Payment levels for cash incentives under our STI Plan were below targeted levels for all of our NEOs in 2015.
•

Performance-Based Long-Term Incentives: The equity award values approved by the Compensation Committee for our NEOs in 2015 were at or below the 50th percentile for comparable positions at our peer group of companies identified below.

•

Forfeiture of 2013-2015 PSU Awards: All of the shares subject to the PSUs awarded to our NEOs in 2013 for the 2013-2015 performance period were forfeited because performance fell short of the minimum (threshold) levels required under the awards in order for any portion of the awards to become payable.

2015 CEO Compensation

The Company’s performance against our executive compensation metrics also resulted in an approximate 56% reduction in actual realizable compensation compared to target compensation in 2015 for our CEO, further demonstrating the effective link of pay-for-performance in our executive compensation plans.  The Compensation Committee believes that the results of our CEO’s 2015 actual realizable compensation, as presented here, reflects DigitalGlobe’s ongoing commitment to align executive pay with performance and shareowner interests.

2015 CEO Targeted Compensation (1) ($ in thousands)
2015 Annual Cash	$ 1,420
Base Salary	$ 710
Target STI Plan cash incentive (100%)	$ 710
2015 LTI RSUs	$ 1,700
2015-2017 PSUs	$ 1,700
Total 2015 Targeted Compensation	$ 4,820

2015 CEO Actual Realizable Compensation (2) ($ in thousands)
2015 Annual Cash	$ 1,135
Base Salary	$ 710
Actual STI cash incentive paid	$ 425
2015 LTI RSUs	$ 970
2013-2015 LTI PSUs vested	$ 0
Total 2015 Actual Realizable Comp.	$ 2,105
% of Targeted Compensation	44%

(1)

We use targeted compensation to mean the sum of annual base salary, target STI Plan incentive, and the values approved by the Compensation Committee and used to determine the number of shares subject to the equity awards granted to the executive during the year (at the “target” level of performance in the case of the PSUs).

(2)

We use actual realizable compensation to mean the sum of annual base salary, actual STI Plan incentive, the value of the RSUs awarded in 2015 based on the closing price of our common stock on the NYSE on April 1, 2016 of $17.20, and no value for PSUs given the complete forfeiture of the PSUs that were granted in 2013 for the 2013-2015 performance period.  The PSUs awarded in 2015 are not included because they have not vested and the 2015-2017 performance period applicable to these awards is open.

This presentation should be read in connection with, and does not replace, the Summary Compensation Table on page 43.  See the notes to the Summary Compensation Table for the basis of the presentation of the equity awards reflected in that table.

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2016 Executive Compensation Plan

The Board of Directors has also taken several actions in 2016 which reflect of our ongoing commitment to align executive compensation with performance and shareowner interests:

Key actions:

•No increase in cash compensation: no base salary or STI Plan target increases for our NEOs for 2016

•Higher percentage of PSUs for NEOs: shifted the ratio of PSUs with performance-based vesting requirements as compared to RSUs with only time-vesting requirements from 50% to 66% (based on the values approved by the Compensation Committee and used to determine the number of shares subject to the awards (at the “target” level of performance in the case of the PSUs)

•Significant reduction in CEO equity grant value: awarded the CEO the same number of shares subject to his equity awards in 2016 as in 2015 which, based on the stock price on the grant date of the 2016 awards, resulted in an approximately 50% reduction in the grant date fair value for the awards when compared to the grant date fair value of the CEO’s 2015 equity awards (with the grant date fair values determined on the same basis as reflected in the Summary Compensation Table)

•Lowered CEO Targeted Compensation: targeted compensation (calculated in the same manner as presented above) for our CEO was lowered 35% from 2015 to 2016

Alignment with Shareowner Interests

Our executive compensation practices are designed to tie pay with performance and align incentives with shareowner interests.  Below is a graph demonstrating the correlation between our historical stock price and targeted compensation (calculated as described above) for our CEO for each year indicated, illustrating our pay-for-performance alignment.

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Compensation Framework

Our compensation programs are designed to align compensation with the interests of shareowners, reward executives for producing sustainable growth in shareowner value, and attract, motivate and retain world‑class talent in order to develop and execute the Company’s strategic plans. The Compensation Committee strongly believes that executive compensation opportunities should be tied to Company performance in both the short-term and long-term. We carefully selected the framework in the following chart to achieve these objectives in our 2015 executive compensation program.  As described in the “Target Pay Mix” section below, these elements are allocated so that the majority of each named executive officer’s compensation opportunity is at risk and/or subject to performance-based vesting requirements.

Target Pay Mix

The following charts outline the breakdown of 2015 targeted compensation, calculated as described above (“TDC”) for our NEOs, specifically, base salary, target STI Plan annual incentive, and values approved by the Compensation Committee and used to determine the number of shares subject to the awards (at the “target” level of performance in the case of PSUs). Consistent with our objective of pay-for-performance, a substantial portion of TDC is variable, at risk pay in the form of annual and long-term incentives (LTI in the form of equity awards), with significant performance-based payment and vesting requirements (annual STI Plan incentives and PSUs).

In 2015, 85% of our CEO’s targeted compensation was at risk, and 74% of targeted compensation for our other NEOs (excluding Fred Graffam), on average, was at risk.  We consider pay to be “at risk” if it is subject to performance-based vesting or payment conditions, or has a value dependent upon our stock price.

CEO Compensation Component ($ in thousands)	2015	2016
Base Salary	$710	$710
STI Plan: Annual Cash Incentive	$710	$710
LTI: Time-Vested RSUs	$1,700	$564
LTI: PSUs	$1,700	$1,129
At Risk (Variable Pay)	$4,110	$2,403
Fixed (Base Salary)	$710	$710
Total	$4,820	$3,113

Other NEO Compensation Component ($ in thousands)	2015 (Avg)	2016 (Avg)
Base Salary	$375	$375
STI Plan: Annual Cash Incentive	$254	$254
LTI: Time-Vested RSUs	$400	$239
LTI: PSUs	$400	$485
At Risk (Variable Pay)	$1,054	$979
Fixed (Base Salary)	$375	$375
Total	$1,429	$1,354

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Governance Highlights

To further assure that we are aligning shareowner and management interests, the Compensation Committee routinely assesses the effectiveness of the performance of our compensation plans and practices, and reviews risk mitigation and governance matters. We do this by adopting the following best practices:

What We Do		What We Don’t Do

✓	We align pay and performance	XOur NEOs do not have agreements with tax gross‑up provisions

✓	We conduct annual risk assessments of our compensation policies and practices	XWe do not grant equity awards with single-trigger vesting (meaning that our equity awards do not automatically vest on a change in control, absent a termination of the awards or employment)

✓	We maintain a clawback policy	XOur equity plan does not allow repricing of underwater options without shareowner approval

✓	We maintain stock ownership guidelines for both Officers and Directors	XWe maintain a no hedging policy regarding our stock applicable to directors and officers

✓	Our Compensation Committee retains an independent compensation consultant	XWe maintain a no pledging policy regarding our stock applicable to directors and officers

✓	Incentive payout and vesting levels under our annual cash incentives and our PSUs are capped	XWe do not provide significant executive perquisites

Say on Pay Results and Feedback

At our 2015, annual shareowner meeting, the advisory vote on our executive compensation program (our “say-on-pay” proposal) received the support of approximately 97% of the votes cast.  The Compensation Committee believes this result demonstrates shareowner support for the performance-based executive compensation programs that we maintain.  While we received strong support for our say-on-pay proposal at our 2015 Annual Meeting, the Compensation Committee continued to work to enhance our executive compensation program to align with shareowner interests. Over the course of the prior year, members of our management and Board of Directors met with many of our shareowners to obtain direct feedback on our Company and executive performance.  When making compensation decisions for our executive officers, the Compensation Committee will continue to consider the outcome of our say-on-pay votes and feedback from shareowners.

Named Executive Officers

Our NEOs and their titles were as follows:

Name	Title
Jeffrey R. Tarr	President and Chief Executive Officer
Gary W. Ferrera(1)	Executive Vice President, Chief Financial Officer
Fred A. Graffam(2)	Senior Vice President, Financial Planning & Analysis
Walter S. Scott	Executive Vice President, Chief Technical Officer and General Manager - Platform & Services
Timothy M. Hascall	Executive Vice President, Chief Operations Officer and General Manager - Imagery
Stephanie G. Comfort	Senior Vice President, Corporate Strategy, Marketing and Communications

(1)Effective March 2, 2015, Mr. Ferrera was named our Executive Vice President, Chief Financial Officer and his compensation is described in the “Chief Financial Officer Compensation Arrangement” section.

(2)Effective September 3, 2014, Mr. Graffam was named our interim Chief Financial Officer and served in such position until March 2, 2015. Mr. Graffam was not an NEO prior to 2014 and his compensation is described in the “Interim Chief Financial Officer Compensation Arrangement” section.

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Compensation Philosophy and Objectives

A key component of our business strategy is to provide appropriate incentives to attract, retain, and motivate top talent. The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our shareowners. We met these objectives by applying the following principles:

•Pay at Risk Tied to Company Performance: Support the overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance with 85% of CEO targeted compensation and 74% of targeted for our other NEOs (excluding Fred Graffam), on average, tied to performance.

•Shareowner Alignment: Enhance the linkage between our executives’ and our shareowners’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock.

•Peer Group Assessments: Review and consider executive compensation packages against a selected peer group and the Radford High Technology Survey, to ensure market competitive compensation levels.

•Absolute and Relative Pay-for-Performance: Structure components of pay to align with key performance metrics, using both absolute and relative measures.

Executive Compensation Decision-Making Process

The Compensation Committee devotes significant time throughout the year to executive compensation matters in order to align executive pay with corporate performance and shareowner interests. In determining executive compensation, the Compensation Committee obtains input and advice from our independent compensation consultant, Radford, an Aon Hewitt company (“Radford”), and reviews recommendations from our CEO with respect to the performance and compensation of our other NEOs. The Board of Directors, upon recommendation from the Compensation Committee, reviews and approves CEO and NEO performance awards and compensation.

The Compensation Committee reviews the feedback we receive from investors and considers financial and stock price performance to determine appropriate executive compensation parameters.  The Compensation Committee structures the executive compensation program to balance the goals of linking pay-to-performance and creating alignment with shareowner interests with the challenge of retaining and motivating a qualified executive team to provide business continuity and strategic leadership.

Key Participants

The roles and responsibilities of all parties involved with executive compensation are outlined below:

ROLE	RESPONSIBILITIES

Shareowners	•Cast advisory vote on executive compensation •Approve share pool increases or certain other changes to equity plans •Provide direct feedback and input to the Company and our Board of Directors

Board of Directors

•Evaluates CEO’s performance

•Approves share pool increases or changes to equity plans (subject to shareowner approval in certain cases)

•Reviews and approves executive compensation, with input and recommendation from the Compensation Committee

•Reviews and approves the Proxy Statement and other statutory filings

Compensation Committee

•Approves:

•performance-based vesting metrics and goals under STI Plan and PSUs

•achievement of performance-based goals under STI Plan and PSUs

•equity awards

•peer group used for executive compensation

•Considers all factors and shareowner feedback to help align  our compensation programs with the interests of our shareowners and long-term value creation

•  Recommends to the Board of Directors any adjustments to executive base salary, target bonus, and equity compensation

Independent Compensation Consultant

•Provides advice and data to the Compensation Committee regarding our executive compensation program, including:

•input on pay philosophy, best practices and market trends

•selection of peer group

•executive compensation practices and levels at peer group companies

•design of STI Plan and equity compensation, and changes to equity plans

•Reviews and provides an independent assessment of the data and materials presented by management to the Compensation Committee

•Participates in Compensation Committee meetings as requested

•Reviews and comments on the Compensation Discussion & Analysis portion of the Proxy Statement

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ROLE	RESPONSIBILITIES
CEO

•Evaluates executive performance and recommends adjustments to executive base salary and STI and LTI compensation (for other NEOs)

•Develops business goals, which are considered by the Compensation Committee and Board of Directors in the design of our executive compensation program

Role of Independent Compensation Consultant

The Compensation Committee has retained Radford to provide advice on compensation of the Company’s executive officers and non-employee directors. Radford provides no other services to the Company. The Compensation Committee has assessed the independence of Radford and concluded that its engagement of Radford does not raise any conflict of interest with the Company or any of its directors or executive officers.

Risk Considerations

While the Board of Directors has overall responsibility for risk oversight, each of the standing committees of the Board of Directors regularly assesses risk in connection with executing its responsibilities. As such, the Compensation Committee assesses the potential risks arising from our compensation policies and practices. The Compensation Committee coordinates with our legal, human resources and other departments, considers shareowner feedback and interests and consults with Radford. The Compensation Committee and its independent compensation consultant reviewed and discussed the assessment for fiscal 2015, including the governance components described earlier.  The Compensation Committee determined that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.

Compensation Competitive Analysis

The Compensation Committee considers data on the executive compensation programs and levels at peer companies. Radford and the Compensation Committee determined that the use of Radford’s High Tech Survey, along with the Company’s selected peer group, appropriately represented companies against which DigitalGlobe competes for the specialized talent and experience required of our NEOs.

The Compensation Committee, with input from Radford, annually assess the appropriateness of DigitalGlobe’s peer group. In 2015 we used the following principal considerations when evaluating and modifying our peer group:

•Industry Affiliation ‑ Companies in the Satellite & Geospatial, Business Information and Defense industries

•Revenues ‑ Revenues in the range of $300 Million to $2 Billion (compared to $250 Million and $2 Billion in the prior year)

•Market Capitalization ‑ Market Capitalization in the range of .5 to 4 times DigitalGlobe’s market cap, or $500 Million to $6 Billion (when the peer group was selected) for 2015 (compared to .3 to 3 times, or $700 Million to $6 Billion, in the prior year)

In applying these criteria, the Compensation Committee approved the following changes to rebalance the peer group. Prior to the rebalance, DigitalGlobe was at the 34th percentile for revenue and 28th percentile for market cap compared to the peer companies. When rebalanced in November 2015, DigitalGlobe was at the 38th  percentile for revenue and 37th percentile for market cap compared to the Company’s peers.

New Peers

Peer	Revenue* ($)	Market Capitalization* ($)	Industry
Cubic Corporation	1,402	1,113	Aerospace and Defense
Exponent, Inc.	295	1,110	Professional Services

Excluded Peers

Peer	Revenue* ($)	Market Capitalization* ($)	Reason for Exclusion
Orbital ATK, Inc. (formerly Orbital Sciences Corp.)	1,355	1,688	We anticipated that following the Orbital Sciences – ATK merger, the combined company’s revenue would be significantly outside of our range
Verisk Analytics, Inc.	1,699	10,007	Highest Market Capitalization in our existing peer group, which is significantly outside of our range

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Resulting Peer Group for our 2016 Benchmarking: Current Peers

Peer	Revenue* ($)	Market Capitalization* ($)	Geospatial/ Satellite	Business Information	Defense
DigitalGlobe	688	1,613	X	X	X
Acxiom Corporation	1,030	1,594		X
comScore, Inc.	351	2,003		X
Corporate Executive Board Co.	923	2,369		X
CoStar Group Inc.	639	5,790		X
Cubic Corporation	1,402	1,113			X
Exponent, Inc.	295	1,110		X
FactSet Research Systems Inc.	984	6,670		X
Fair Isaac Corporation	828	2,611		X
FLIR Systems, Inc.	1,547	3,992			X
Forrester Research Inc.	314	562		X
Gartner Inc.	2,074	7,152		X
IHS Inc.	2,276	8,005		X
Iridium Communications Inc.	407	656	X
Kratos Defense & Security Solutions	807	260			X
NeuStar, Inc.	1,004	1,480		X
Qlik Technologies, Inc.	580	3,555		X
The Advisory Board Company	666	2,071		X
The KEYW Holding Corporation	303	304	X		X
Trimble Navigation Limited	2,317	4,697	X		X
ViaSat Inc.	1,407	2,944	X
50th Percentile / % of Sector Type	$875	$2,220

*      Dollars are presented in millions.  Revenue and Market Capitalization figures above reflect the amounts reviewed and considered by the Compensation Committee for purposes of the October 2015 peer group rebalancing.  Revenue was based on trailing 4 quarters of revenue as of September 2015 based on SEC filings as of that date.  Market Capitalization data was determined as of September 21, 2015.  Figures are provided by Radford.

Except as otherwise noted in this Compensation Discussion & Analysis, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, the analysis and input from, and peer group data provided by, the Compensation Committee’s independent executive compensation consultant, as well as the Compensation Committee’s assessment of overall compensation trends.  However, executive compensation levels are not established at any particular level against peer group data. Rather, the Compensation Committee generally considers the following factors: the Company’s performance; the performance of each NEO; the contribution of each NEO to our overall results; each NEO’s experience, skill set and tenure; and compensation structure and levels for comparable positions at companies in our peer group.

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2015 Executive Compensation

A substantial amount of the TDC for our NEOs is linked to performance and the interests of our shareowners, both through annual STI Plan incentive opportunities and long-term incentive compensation in the form of equity awards. We believe this aligns our executives’ incentives with our objective of enhancing shareowner value over the longer term.  Even though our revenue and margins grew in 2015, we missed our original revenue projections for the year and saw share prices decline in 2015.  Accordingly, our NEOs experienced a significant reduction in their actual realizable compensation as discussed above.

Actual Realizable Compensation Reflects the Effectiveness of our Approach to CEO Compensation

In the following table, we have presented the 2015 actual realizable compensation, compared against 2015 compensation in the Summary Compensation Table on page 43 (“SCT”), for our CEO.  We believe that actual realizable compensation more clearly illustrates the linkage of our pay-to-performance because:

•PSU values in the SCT reflect the target level of performance on the date of grant, not the portion of the awards that ultimately vest based on actual performance, and

•Equity award values in the SCT are based on our stock price at the time of grant and do not reflect subsequent changes in stock price.

Our CEO’s actual realizable compensation for 2015 is estimated in the table below at approximately 56% of his total 2015 compensation as reported in the SCT:

	Summary Compensation Table ($ in thousands)	Actual Realizable Compensation ($ in thousands)
Salary	$710	$710
Annual Cash Incentive	425	425
PSUs	1,988 (1)	- (2)
RSUs	1,700 (3)	970 (4)
All Other Compensation	12	12
Total Compensation	$4,835	$2,117

Actual Realizable Compensation (as a % of SCT total compensation) 56%

(1)

Reflects the grant date fair value of the PSUs awarded in 2015, based on the target level of performance and our stock price on the date of grant of the awards, calculated as described in footnote (1) to the SCT.  No portion of these awards vested in 2015.

(2)

Reflects the complete forfeiture of the PSUs that were granted in 2013 for the 2013-2015 performance period.  The PSUs awarded in 2015 are not included because they have not vested and the 2015-2017 performance period applicable to these awards remains open.

(3)	Reflects the grant date fair value of the RSUs awarded in 2015 based on the closing price of our common stock on the NYSE on the date of grant of the award.
(4)	Reflects the value of the RSUs awarded in 2015 based on the closing price of our common stock on the NYSE on April 1, 2016.

2015 Target Compensation Summary

Our executive compensation programs are designed to effectively link our executives’ pay to Company performance and shareowner interests. Due to our financial performance in fiscal 2015, actual realizable compensation for 2015 was significantly lower than prior years. As a result of our failure to achieve the Consolidated Revenue targets under our STI Plan for 2015, there was no payment for that portion of the 2015 STI Plan incentives. In addition, the three-year long-term performance awards granted to our NEOs in fiscal 2013 vested at 0%, because the Company did not achieve specified thresholds of return on invested capital and relative total shareholder return over the 2013-2015 performance period. As a result, our NEOs actually realized considerably less compensation than their targeted compensation opportunity for 2015.

The table below illustrates the TDC potential for our NEOs based on awards and compensation targets established in the 2015 compensation planning year, as well as the go-forward TDC for our NEOs for 2016.  As reflected in the following tables, the Compensation Committee held

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base salaries and target STI Plan incentives flat in 2016, and generally granted LTI at lower levels in order to manage dilution and burn rates and to demonstrate alignment with shareowner value.

					(1)
Name	Title	Years	Salary ($)	STI Target	LTI ($) (1)	TDC ($)
Jeffrey R. Tarr	President and Chief Executive Officer	2015	710,000	100%	3,400,000	4,820,000
		2016	710,000	100%	1,684,000	3,104,000
Gary W. Ferrera(2)	EVP, Chief Financial Officer	2015	425,000	70%	800,000	1,522,500
		2016	425,000	70%	975,000	1,697,500
Fred A. Graffam	SVP, Finance	2015	268,000	50%	300,000	702,000
		2016	268,000	50%	300,000	702,000
Walter S. Scott	EVP, CTO and General Manager – Platform &	2015	370,000	70%	800,000	1,429,000
	Services	2016	370,000	70%	764,500	1,393,500
Timothy M. Hascall	EVP, COO and General Manager – Imagery	2015	375,000	70%	1,100,000	1,737,500
		2016	375,000	70%	794,500	1,432,000
Stephanie G. Comfort(4)	SVP, Corporate Strategy, Marketing and	2015	330,000	60%	500,000	1,028,000
	Communications	2016	330,000	60%	494,700	1,022,700

(1)

LTI values are presented using the values approved by the Compensation Committee and used to determine the number of shares subject to the awards (at the “target” level of performance in the case of PSUs).

(2)	Mr. Ferrera’s TDC excludes a one-time new hire grant of $1,000,000 (time-vested over four years at 25% per year) and a one-time sign-on cash bonus of $200,000.
(3)	Mr. Graffam’s TDC excludes a one-time cash bonus of $150,000 which was awarded to compensate for additional responsibilities as interim Chief Financial Officer.
(4)

Ms. Comfort’s TDC excludes a one-time new hire grant of $500,000 (time-vested over four years at 25% per year) and a one-time sign-on cash bonus of $50,000 which was payable subject to relocation to Colorado.

Base Salary Adjustments

The table below shows annual base salary levels for our NEOs in 2014, 2015 and 2016. The year over year increases in base salary from 2014 to 2015 reflect the third year of the Compensation Committee’s plan to align named executive officer base salary levels closer to the median for comparable positions at our peer group. Our NEOs did not receive base salary increases for 2016.

Name	2014 ($)	2015 ($)	2016 ($)
Jeffrey R. Tarr	690,000	710,000	710,000
Gary W. Ferrera*	-	425,000	425,000
Fred A. Graffam	260,000	268,000	268,000
Walter S. Scott	360,000	370,000	370,000
Timothy M. Hascall	360,000	375,000	375,000
Stephanie G. Comfort*	-	330,000	330,000

*      Mr. Ferrera’s and Ms. Comfort’s base salary levels were established when they joined the Company in 2015.

2015 Short-Term Incentive Awards - 60% payout for CEO

Components and Results of the STI Plan

The Compensation Committee used both financial and quantifiable strategic metrics for the 2015 performance cycle under the STI Plan and approved the following weighting of the measures under the STI Plan for 2015: 35% of the target cash incentive was based on 2015 Company Adjusted EBITDA Margin, 35% was based on 2015 consolidated Company GAAP revenues and the remaining 30% was based on achievement of 2015 individual and Corporate Strategic Objectives.

Each NEO’s target annual cash incentive under the STI Plan for 2015 was the same as in effect in 2014: 100% for Mr. Tarr and 70% for Messrs. Scott and Hascall.  Two named executive officers who joined the Company in 2015, Mr. Ferrera and Ms. Comfort, had annual cash incentive targets of 70% and 60%, respectively. Each named executive officer’s maximum annual cash incentive for 2015 was capped at 200% of his or her target amount. Mr. Graffam, who served as interim CFO for a portion of 2015, is not eligible under the STI Plan.  His 2015 cash bonus was calculated with a 50% weighting based on Adjusted EBITDA Margin and 50% Consolidated Revenue, as described below.

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Financial Metrics

The table below illustrates the financial metrics approved by the Compensation Committee for the 2015 STI Plan, the actual Company performance result for 2015, and the corresponding payout percentage of that component of the incentive opportunity:

Performance Metric ($ in millions)	Weighting	Threshold	Target	Maximum	Actual	Payout
Adjusted EBITDA Margin *	35%	48.6%	51.7%	54.8%	51.4%	95.3%
Consolidated Revenue (in millions)	35%	$720	$750	$780	$702	0.0%
Payout (as a % of the corresponding portion)		25%	100%	200%	47.7%

*      Adjusted EBITDA Margin is a non‑U.S. GAAP financial measure. For purposes of the STI Plan, Adjusted EBITDA Margin represents net income before interest, taxes, and depreciation and amortization expense, and excludes restructuring charges, integration costs, acquisition costs, loss from early extinguishment of debt, and equity-method investment activity, the total of which is divided by U.S. GAAP revenue.

Corporate Strategic Objective Metrics

Thirty percent (30%) of the STI Plan target payouts are determined based on  DigitalGlobe’s performance against, and the individual executive’s contribution to, quantitative goals in the four Focus Areas of Diversified Commercial Growth, USG Growth, Operational Excellence and Culture of Leadership. All goals were set in the first quarter of 2015.

Focus Areas	Goals	Measurement
Diversified Commercial	Profitably grow International Defense & Intelligence and Direct Access Program (DAP) revenue in 2015 and secure WorldView-4 (WV-4) satellite imagery purchase commitments.	We achieved our goal for DAP revenue growth, exceeded our goal for securing WV-4 customer commitments and fell short of our goal for non-DAP ID&I revenue growth.
	Profitably grow LBS, Oil and Gas and other Diversified Commercial revenue.	We did not meet our overall goals in this category.
	Profitably grow revenue attributable to new products, capabilities and pricing uplifts.	We exceeded our goal for this category, due in part to growth in our Geospatial Big Data initiative, sales of 30cm tasking, other new products and pricing uplifts.
U.S. Government	Achieve full 2015 funding under our EnhancedView Service-Level Agreement with the U.S. Government.	We achieved full funding on the EnhancedView SLA.
	Profitably grow U.S. Ggovernment value-added and analytics revenue.	We did not meet our overall goals in this category.
Operational Excellence	Improve customer experience and ease of doing business, and deliver on customer commitments.

We exceeded our goal for execution against the EnhancedView Service-Level Agreement with no holdback; and we fell short of our goal for improvement with other customer categories in large part due to capacity constraints.

	Profitably monetize forecasted satellite capacity.	We exceeded our goals for operating profit per unit of satellite capacity
Culture of Leadership	Create an environment where we all do our best work and win against our competition.	We exceeded our goals based on quantitative engagement results on employee surveys
	Invest in development of all team members and leadership for the future.	We exceeded our goals with respect to the percentage of employees with personal development plans

Our Corporate Strategic Objectives are broken into nine distinct categories, weighted equally, with potential achievement ranges of 0% to 150% in each category based upon achievements of specified quantitative criteria.  Because the performance metrics involve a level of financial and operational detail that we do not otherwise disclose publicly, we have not included the specific quantitative performance targets in the chart above.  For 2015, our Compensation Committee determined that our Corporate Strategic Objectives were earned at an aggregate level of 88.3%, with each individual executive’s percentage subject to adjustment in connection with a review of his or her contribution to the achievement of the Corporate Strategic Objectives.

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Payouts Under the STI Plan

Individual payouts under the STI Plan resulted from quantitative achievement on the measures described in the table above and an assessment of the executive’s performance. Accordingly, individual payouts varied. The CEO’s individual payout was determined by the Compensation Committee and the Board of Directors. The individual payouts for the NEO’s were approved by the Board of Directors with input from the CEO. The table below details the payouts under the STI Plan for our CEO and NEOs:

Name	Base Salary($)	Target Annual Cash Incentive(% of Base Salary)	Target Award ($)	Consolidated Revenue Component Actual Payout Percentage (35% of target opportunity)	Adjusted EBITDA Margin Component Actual Payout Percentage (35% of target opportunity)	Corporate Strategic Component Actual Payout Percentage (30% of target opportunity)(1)	Results/ Payout($)(2)	Overall Payout of STI Plan (as a % of Target)
Jeffrey R. Tarr	710,000	100%	710,000	0%	95%	88%	425,000	60%
Gary W. Ferrera	425,000	70%	297,500	0%	95%	106%	195,000	66%
Fred A. Graffam(3)	268,000	50%	134,000	0%	95%	--	60,000	--
Walter S. Scott	370,000	70%	259,000	0%	95%	66%	139,000	54%
Timothy M. Hascall	375,000	70%	262,500	0%	95%	71%	144,000	55%
Stephanie G. Comfort(4)	330,000	60%	132,660	0%	95%	88%	80,000	61%
(1)

 For 2015, our Compensation Committee determined that our Corporate Strategic Objectives were earned at an aggregate corporate level of 88.3%.  Each NEO’s individual percentage achievement of the Corporate Strategic Objectives component was further modified, with results ranging from 66% to 106%, based on the Compensation Committee’s determination of such executive’s contribution to the Company’s achievement of the Corporate Strategic Objectives.

(2)

Represents 70% of the target award amount multiplied by the actual payout percentage for the Financial Components collectively, plus 30% of the target award amount multiplied by the actual payout percentage for the Corporate Strategic Component.

(3)

Mr. Graffam, who served as interim CFO for a portion of 2015, is not eligible under the STI Plan.  His 2015 cash bonus was calculated with a 50% weighting based on Adjusted EBITDA Margin and 50% Consolidated Revenue, as described above, subject to individual adjustment for performance.

(4)	Ms. Comfort's STI Plan Target Award was pro-rated to reflect a May 1, 2015 effective date of employment.

2015 Long-Term Incentive Awards

Long-Term Incentive Plan Philosophy

The Compensation Committee continued to refine the overall compensation mix to focus on performance‑based awards. In 2015:

•70% of the CEO’s TDC was comprised of long-term incentives

•56% of the average of the other NEO’s TDC (excluding Fred Graffam) was comprised of long-term incentives

The structure of our performance‑based long-term incentive is summarized in the table below:

Type of Long-Term Incentive/ Metric	Compensation Committee’s Rationale for Use of Metric	Percent of LTI Mix*	Payout Opportunity	Vesting Cycle
Performance Share Units (Vesting based on Return on Invested Capital “ROIC”)	ROIC is a metric used to align executive pay and shareowner interests, because it holds the executives accountable for capital investment decisions	25%	0‑200% of Target Shares	3 Years (2015-2017) performance period with cliff vesting
Performance Share Units (Vesting based on relative total shareholder return “TSR”)	It is important to balance absolute internal performance of Revenue, Adjusted EBITDA Margin, and ROIC with a measure of external performance such as Total Shareholder Return relative to a broad index of companies such as those in the Russell 2000	25%	0‑200% of Target Shares	3 Years (2015-2017) performance period with cliff vesting

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Type of Long-Term Incentive/ Metric	Compensation Committee’s Rationale for Use of Metric	Percent of LTI Mix*	Payout Opportunity	Vesting Cycle
Restricted Share Units (Time Vested)	A means to enhance retention while still aligning to award value to the value of the Company’s stock	50%	Value Dependent on Stock Price	25% per year over 4 Years

*  Based on the award values approved by the Compensation Committee

2015 LTI Award Values

In determining the appropriate level of equity award grants for 2015, the Compensation Committee took into consideration the factors noted in the Compensation Discussion & Analysis above and the market median long-term incentive targets for comparable positions in the peer group. The 2015 award values approved by the Compensation Committee for the named executive officers are reflected in the table below.  The Compensation Committee determined that it was appropriate, and consistent with our performance-based compensation philosophy, to balance the enhanced retention objectives of the RSU component of the awards by granting an equal portion of the total award value in PSUs subject to both time- and performance-based vesting requirements in 2015.

Name	PSU‑ROIC ($) (25%)	PSU‑TSR ($) (25%)	RSU‑Time‑Vested ($) (50%)	Total (100%)
Jeffrey R. Tarr	850,000	850,000	1,700,000	3,400,000
Gary W. Ferrera	200,000	200,000	400,000	800,000
Fred A. Graffam	37,500	37,500	225,000	300,000
Walter S. Scott	200,000	200,000	400,000	800,000
Timothy M. Hascall	275,000	275,000	550,000	1,100,000
Stephanie G. Comfort	125,000	125,000	250,000	500,000

*      The differences between the award values approved by the Compensation Committee, as shown above, and the grant date fair value of the awards appearing in the Summary Compensation Table below is attributable to (i) rounding to the nearest whole share, and (ii) in the case of the PSUs, application of the valuation methodology described in footnote 1 to the Summary Compensation Table.  Mr. Graffam’s equity award was weighted 75% RSUs and 25% PSUs.

2015-2017 Performance Share Unit Awards

Free Cash Flow Return on Invested Capital (FCF ROIC)* Portion of the 2015-2017 PSUs:

Fifty percent of the total 2015-2017 PSU grant value approved by the Compensation Committee was awarded in PSUs with performance-based vesting requirements linked to DigitalGlobe’s achievement of FCF to firm ROIC metrics for the three-year performance period 2015-2017. The target level was set to be reasonably achievable with strong management performance, while the maximum level was designed to reflect exceptional performance.  The following chart shows the metrics that will be used to determine the performance-based vesting level of these awards:

	Below Threshold	Threshold	Target	Maximum
DigitalGlobe FCF ROIC % for 2015-2017*	Less than 7.5%	7.5%	10.0%	12.5% or greater
Vesting (% of target for this portion of the PSUs)	0%	50%	100%	200%

*      ROIC is a non‑U.S. GAAP financial measure. For purposes of 2015‑2017 PSUs, ROIC is defined as Free Cash Flow (“FCF”) divided by Invested Capital. FCF is a non-U.S. GAAP financial measure defined as Net Cash Flows Provided by Operating Activities less Net Cash Flows Used in Investing Activities, excluding Acquisition of Businesses, net of cash acquired, cash paid for interest, and certain one‑time costs. Invested Capital is defined as total debt plus total shareowners’ equity, less cash and cash equivalents and marketable securities.

Relative Total Shareholder Return Portion of the 2015-2017 PSUs:

Fifty percent of the total 2015-2017 PSU grant value approved by the Compensation Committee was awarded in PSUs with performance-based vesting requirements linked to DigitalGlobe’s relative TSR for the three-year performance period 2015‑2017. Relative TSR will be measured by comparing DigitalGlobe’s TSR for the three-year performance period to those companies that are included in the Russell 2000 index for the performance period.  To further enhance alignment with shareowner interests, the Compensation Committee provided for a vesting cap of 100% for this portion of the PSUs if DigitalGlobe’s TSR for the performance

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period is a negative number, regardless of TSR performance on a relative basis.  The following chart shows the metrics that will be used to determine the performance-based vesting level of these awards:

TSR Performance	Vesting (% of target for this portion of the PSUs)	Vesting (% of target for this portion of the PSUs) if DigitalGlobe’s TSR is Negative
25th Percentile	50%	50%
55th Percentile	100%	100%
75th Percentile	150%	100%
Above 90th Percentile	200%	100%

For purposes of these awards, TSR will be calculated assuming dividend investment and using twenty-day stock price averaging (the first and last 20 trading days) on both the front-end and back-end of the three-year performance period. The relative comparison will be based on those companies that are included in the Russell 2000 index for the entire performance period.

2013‑2015 Performance Share Unit Awards

In 2013, we awarded PSUs with performance-based vesting requirements for the three-year performance period 2013-2015 (“2013 PSUs”).  All of the 2013 PSUs were forfeited at the end of 2015 because the minimum levels of performance required to achieve the threshold vesting levels were not attained.

Return on Invested Capital Portion of the 2013-2015 PSUs:

A portion of the 2013 PSUs were linked to the achievement of NOPAT-ROIC (as defined below) metrics over the three-year performance period 2013-2015.  The following chart shows the vesting metrics that were applicable to these awards and the final performance result:

	Below Threshold	Threshold	Target	Maximum	Results/Final Vesting Percentage
NOPAT-ROIC	Less than 4%	4%	6%	8% or greater	2.5%
Vesting (% of target for this portion of the 2013 PSUs)	0%	50%	100%	200%	0%

*      ROIC is a non‑U.S. GAAP financial measure. For purposes of 2013‑2015 Performance Share Unit Metrics, ROIC is defined as Net Operating Profit After Tax (“NOPAT”) divided by Invested Capital. Invested Capital is defined as total debt plus total shareowners’ equity, less cash and cash equivalents and marketable securities.

Relative Total Shareholder Return Portion of the 2013-2015 PSUs:

A portion of the 2013 PSUs were linked to DigitalGlobe’s relative TSR performance, with relative TSR measured in the same manner against companies in the Russell 2000 index as described above with respect to the 2015-2017 PSU awards, except with the measurement and companies considered based on the 2013‑2015 performance period. The following chart shows the vesting metrics that were applicable to these awards and the final performance result:

TSR Performance (Percentile Ranking Against Russell 2000 Companies Considered)	Vesting (% of target for this portion of the PSUs)	Vesting (% of target for this portion of the PSUs) if DigitalGlobe’s TSR is Zero or Negative
25th Percentile	50%	50%
55th Percentile	100%	100%
75th Percentile	150%	100%
Above 90th Percentile	200%	100%

	Below Threshold	Threshold	Target	Maximum	Results/Final Vesting Percentage
TSR Performance (Percentile Ranking Against Russell 2000 Companies Considered)	Less than 25th	25th	50th	75th or greater	15th Percentile
Vesting (% of target for this portion of the 2013 PSUs)	0%	50%	100%	200%	0%

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Other Awards

The following additional compensation arrangements were negotiated with Mr. Ferrera and Ms. Comfort in connection with their recruitment to induce them to accept DigitalGlobe’s offers of employment:

•Mr. Ferrera received a one-time sign-on cash bonus of $200,000 and a one-time new hire grant of RSUs with a grant date fair value of $1,000,000, rounded to the nearest whole share, that are scheduled to vest annually over four years.

•Ms. Comfort received a one-time sign-on cash bonus of $50,000 which was payable subject to her relocation to Colorado, and a one-time new hire grant of RSUs with a grant date fair value of $500,000, rounded to the nearest whole share, that are scheduled to vest annually over four years.

To compensate Mr. Graffam for his additional responsibilities as our interim Chief Financial Officer, Mr. Graffam was awarded a $150,000 special service cash bonus in 2015, and a one-time special service award of RSUs with a grant date fair value of $250,000 in 2014, rounded to the nearest whole share, that are scheduled to vest annually over four years.

Executive Policies, Provisions and Agreements

Stock Ownership Guidelines

Stock Ownership Guidelines
Chief Executive Officer	5x Base Salary
Executive Vice President	3x Base Salary
Other Elected Officers	1.5x Base Salary
Non‑Employee Directors	3x Annual Cash Retainer

We maintain Stock Ownership Guidelines that apply to the CEO, other elected officers including named executive officers, and our non‑employee directors. The Stock Ownership Guidelines recommend that for the term of their tenure with the Company, individuals in these positions hold Qualifying Shares, which include (1) shares of DigitalGlobe common stock held by the covered executive or non‑employee director in a brokerage account, or for the covered executive’s or non‑employee director’s benefit in trust, or through a tax qualified retirement plan, (2) restricted shares or RSUs (whether vested or unvested), and (3) 50% of the aggregate spread (fair market less exercise price) on vested DigitalGlobe stock options held by the covered executive or non‑employee director.

Executives and non‑employee directors are expected to achieve the holdings required by the Stock Ownership Guidelines within five years from the date of adoption of the Guidelines, December 13, 2010, or their later date of hire or effective date of promotion, as applicable.

As of the Record Date, all executives and non‑employee directors subject to these requirements have exceeded these holding requirements within the time period specified.  Please refer to the section titled “Share Ownership” beginning on page 50 for a presentation of the equity holdings of our directors and named executive officers.

Executive Non‑qualified Deferred Compensation

We maintain a deferred compensation plan for certain employees and members of the Board of Directors to provide an opportunity to defer compensation on a pre‑tax basis. Executives who elect to participate may defer up to 90% of annual base salary; up to 100% of incentive and other compensation; and the payment of up to 100% of any RSUs awarded. Participants specify one or more benchmark fund(s) in which their cash deferrals will be deemed to be invested for purposes of crediting earnings or losses on the deferrals. RSUs continue to be paid in shares of our common stock. Participants may generally elect to receive a year’s deferrals at a specified future date while employed (scheduled in‑service withdrawal) and/or at termination of employment.

The Company, upon approval by the Compensation Committee and the Board of Directors, may also make contributions at any time based upon individual or overall corporate performance. We did not make any contributions to the deferred compensation plan in 2015. None of our named executive officers has elected to defer compensation under the deferred compensation plan.

Clawback Policy

In February 2015, the Board amended its Corporate Governance Guidelines to include what is commonly referred to as a clawback policy.

Pursuant to the clawback policy, the Board of Directors or the Compensation Committee will, in such circumstances as it determines to be appropriate, require reimbursement or cancellation of all or a portion of any short-term or long-term cash or equity incentive awards or payments to an executive officer (or former executive officer, as the case may be) of the Company where: (1) the amount of, or number of shares included in, any such payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under the securities laws; (2) a lesser payment or award of cash or shares would have been made to the individual based upon the restated financial results; and (3) the payment or award of cash or shares was received by the individual prior to or during the 12‑month period following the first public issuance or filing of the financial results that were subsequently restated.

This clawback policy does not limit any other remedies the Company may have available to it in the circumstances, which may include, without limitation, dismissing an employee or initiating other disciplinary procedures. The provisions of this clawback policy are in addition to (and not in

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lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes‑Oxley Act of 2002 (applicable to the Chief Executive Officer and Chief Financial Officer only) and other applicable laws.

Anti‑Hedging and Pledging Policy

The Company’s Insider Trading Policy prohibits the Company’s Directors, officers and employees from, unless otherwise approved in advance by the Company’s General Counsel, engaging in hedging transactions or pledging the Company’s securities as collateral for a loan. The Company’s General Counsel did not approve any such transactions in 2015.

Severance Protections

We have entered into employment and severance agreements with certain of our named executive officers, and our equity awards provide for continued or accelerated vesting in certain circumstances in connection with a termination of the award holder’s employment. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.

Chief Executive Officer Employment Agreement

On July 23, 2014, the Compensation Committee recommended, and the Board of Directors approved, a new Employment Agreement (“CEO Employment Agreement”) for Jeffrey R. Tarr, our President and Chief Executive Officer. The CEO Employment Agreement replaces the Company’s prior Employment Agreement, dated February 22, 2011, with Mr. Tarr.

The CEO Employment Agreement has an initial term of 36 months and will automatically renew annually thereafter for an additional year unless either party has given 180 days’ prior written notice of non‑renewal. If a Change in Control (as defined in the CEO Employment Agreement) occurs, the term will be extended two years following the Change in Control. In all cases, the term is subject to earlier termination pursuant to the terms of the CEO Employment Agreement. The CEO Employment Agreement provides for the following compensation and benefits:

•Mr. Tarr’s annual base salary will be not less than $690,000 and Mr. Tarr’s target annual bonus will equal not less than 100% of his base salary for the particular year.

•Mr. Tarr is eligible for annual restricted stock unit and/or other equity incentive grants on such terms as may be approved by the Company’s Board of Directors. Mr. Tarr is also entitled to participate in the employee benefit plans that the Company provides its executive employees generally.

If the Company terminates Mr. Tarr’s employment without Cause, or if Mr. Tarr resigns from employment for Good Reason (as these terms are defined in the CEO Employment Agreement), Mr. Tarr will be entitled to a severance payment equal to two times the sum of (i) his highest annual rate of base salary in effect at any time in the two years prior to the date of termination plus (ii) the average of Mr. Tarr’s annual bonuses for the two years prior to the date of termination. If such a termination occurs within six months prior to, or within two years following, a Change in Control (as defined in the CEO Employment Agreement), or Mr. Tarr’s employment ends at the expiration of the term of the CEO Employment Agreement as a result of non‑extension of the term by the Company during that period, Mr. Tarr will also be entitled to accelerated vesting of certain of his equity awards at the target level of performance as to awards with performance‑based vesting conditions. In addition, in the event of any termination of Mr. Tarr’s employment described above (whether or not in connection with a Change in Control), Mr. Tarr will also be entitled to a prorated portion of his bonus for the year in which the termination occurs.

In the event of Mr. Tarr’s death or Disability (as defined in the CEO Employment Agreement), certain equity awards granted to Mr. Tarr pursuant to his prior CEO Employment Agreement with the Company will fully vest and, as to other equity awards, the next scheduled vesting installment of those awards following the date of Mr. Tarr’s death or Disability will vest on a pro‑rata basis based on the target level of performance as to awards with performance‑based vesting conditions.

In the event that the Company provides notice to Mr. Tarr that it will not extend the term of the CEO Employment Agreement and such notice is given outside the Change in Control period described above, Mr. Tarr will be entitled to a severance payment equal to 1.85 times his highest annual rate of base salary in effect at any time in the two years prior to the date of termination.

Mr. Tarr’s right to receive any severance benefits described above would be conditioned upon his providing the Company with a release of claims. If Mr. Tarr resigns for Good Reason, or if his employment is terminated by the Company without Cause or as a result of a non-renewal of the CEO Employment Agreement by the Company, Mr. Tarr will also be entitled to a lump sum payment from the Company equal to the estimated monthly cost for Mr. Tarr to continue health coverage for a period of 24 months.

The CEO Employment Agreement also includes cooperation and proprietary information covenants in favor of the Company. The CEO Employment Agreement does not provide for a “gross‑up” of any excise taxes under Section 280G of the Internal Revenue Code.

Chief Financial Officer Compensation Arrangement

Effective March 2, 2015, Mr. Ferrera was named our Executive Vice President, Chief Financial Officer. On January 13, 2015, the Compensation Committee recommended, and the Board of Directors approved, the following compensation and benefits for Mr. Ferrera:

•Mr. Ferrera is entitled to an annual base salary of $425,000 and has the opportunity to earn an annual cash bonus at a target rate of 70% of his annualized base salary for 2015, if target levels of performance (as established by the Compensation Committee of the Board) are achieved.

•Mr. Ferrera received a long-term incentive grant award having a grant date fair value of $800,000 in the form of: 50% RSUs and 50% PSUs. Mr. Ferrera is also eligible to receive annual equity incentive grants, on such terms as may be approved by the Company’s Board of Directors, and to participate in the employee benefit plans that the Company provides its executive employees generally.

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Interim Chief Financial Officer Compensation Arrangement

On September 3, 2014, Fred A. Graffam was appointed to the role of Interim Chief Financial Officer and continued to serve in that role until March 2, 2015.  He has subsequently served as Senior Vice President, Finance.  For the calendar year 2015, Mr. Graffam received a base salary of $268,000. Mr. Graffam's cash bonus target was 50% of his base salary, and he received an equity award in the amount of $300,000 (75% of the award consisted of time vested RSUs, and the remaining 25% consisted of PSUs). Mr. Graffam's 2015 bonus payment was $60,000, and was calculated based on consolidated Revenue and EBITDA Margin corporate achievement of 47.7%, subject to an individual performance modification.

In connection with his service as interim Chief Financial Officer, Mr. Graffam was awarded (i) a special service cash bonus in the amount of $150,000, which was paid on May 31, 2015, the date that was 90 days after Mr. Graffam stepped down as Interim Chief Financial Officer, and (ii) a one-time RSU award in the amount of $250,000 granted on October 22, 2014, which vests 25% over a four year period subject to the terms and conditions of the award agreement.

Benefits Payable to Other NEOs

Mr. Ferrera is party to a Severance Protection Agreement dated as of January 7, 2015, Messrs.  Hascall and Scott are each a party to a Severance Protection Agreement each dated as of April 13, 2015 and Ms. Comfort is a party to a Severance Protection Agreement dated as of May 1, 2015 (collectively referred to as the “Severance Agreements”).

Messrs. Ferrera, Hascall and Scott:  The Severance Agreements for Messrs. Ferrera, Hascall and Scott have a two-year term with automatic one‑year extensions unless earlier terminated in accordance with the Severance Agreement, and a minimum two‑year term if a Change in Control (as defined in Messrs. Ferrera, Hascall and Scott’s Severance Agreements) of the Company occurs. Pursuant to the Severance Agreements, Messrs. Ferrera, Hascall and Scott will be entitled to severance benefits if their employment is terminated by the Company without Cause (as defined in Messrs. Ferrera, Hascall and Scott’s Severance Agreements) or if he terminates employment for Good Reason (as defined in Messrs. Ferrera, Hascall and Scott’s Severance Agreements). If such a termination occurs before a Change in Control of the Company, the Company will pay the executive a severance benefit equal to one and one‑half times the sum of (i) his highest annual rate of base salary from the Company in effect at any time in the preceding twelve months, plus (ii) the average of his actual annual cash bonuses from the Company for the two preceding years, or, in the case of Mr. Ferrera, if Mr. Ferrera had been employed for less than two full fiscal years, his cash bonus from the Company for the preceding fiscal year. If such a termination occurs on or after a Change in Control of the Company, the Company will pay the executive a severance benefit equal to two times the sum of (i) his highest annual rate of base salary from the Company in effect at any time in the preceding twelve months, plus (ii) his target cash bonus amount for the year in which the Change in Control of the Company occurs. In addition, if the executive is entitled to severance under the agreement, the Company will pay or reimburse his premiums to continue medical coverage under COBRA for up to twelve months following the termination of his employment.

Ms. Comfort:  The Severance Agreement for Ms. Comfort has a two-year term with automatic one‑year extensions unless earlier terminated in accordance with the Severance Agreement, and a minimum two‑year term if a Change in Control (as defined in Ms. Comfort’s Severance Agreement) of the Company occurs. Pursuant to the Severance Agreement, Ms. Comfort will be entitled to severance benefits if her employment is terminated by the Company without Cause (as defined in Ms. Comfort’s Severance Agreement) or if she terminates employment for Good Reason (as defined in Ms. Comfort’s Severance Agreement). If such a termination occurs before a Change in Control of the Company, the Company will pay Ms. Comfort a severance benefit equal to one times the sum of (i) her highest annual rate of base salary from the Company in effect at any time in the preceding twelve months, plus (ii) the average of her actual annual cash bonuses from the Company for the two preceding years. If such a termination occurs on or after a Change in Control of the Company, the Company will pay the executive a severance benefit equal to one and one-half times the sum of (i) her highest annual rate of base salary from the Company in effect at any time in the preceding twelve months, plus (ii) her target cash bonus amount for the year in which the Change in Control of the Company occurs. In addition, if the executive is entitled to severance under the agreement, the Company will pay or reimburse her premiums to continue medical coverage under COBRA for up to twelve months following the termination of her employment.

The receipt of severance pay or benefits, except in the event of death or disability, under the terms of the agreement is contingent upon the Executive’s execution and non‑revocation of a general release and waiver of any and all claims against the Company.

Pension Benefits

None of our NEOs participate in or have an account balance in qualified or non‑qualified defined benefit pension plans maintained by the Company.

Tax Considerations

Our Compensation Committee intends for any stock options and stock appreciation rights granted under our 2007 Plan to qualify as performance‑based compensation within the meaning of Section 162(m). In addition, under our 2007 Plan our Compensation Committee has the discretion to grant other types of awards, such as performance‑based vesting restricted stock or restricted stock units, that may qualify as performance‑based compensation within the meaning of Section 162(m). The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under our 2007 Plan or otherwise will be fully deductible under all circumstances.

Additionally, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and reserves the right to grant compensation awards in the future in a manner it believes is consistent with the best interests of the Company and our shareowners, even where the compensation paid under such programs may not be deductible.

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Compensation Committee Report

The Compensation Committee consists of the following four non‑employee directors: Messrs. Jenson (Chairman), Hough, Whitehurst and Zervigon, each of whom our Board of Directors has determined is independent under the applicable rules of the NYSE. The Compensation Committee has duties and powers as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on the Company Information page on our website under Governance Documents at http://investor.digitalglobe.com.

The Compensation Committee has reviewed and discussed the disclosures contained in the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement for filing with the U.S. Securities and Exchange Commission (“SEC”).

The Compensation Committee:

Warren C. Jenson, Chairman

Lawrence A. Hough

James M. Whitehurst

Eddy Zervigon*

* Mr. Zervigon became a member of the Compensation Committee effective October 23, 2015 and Ms. Decyk ceased being a member of the Compensation Committee, when she became a member of the Governance and Nominating Committee effective October 23, 2015.

Pursuant to the rules of the SEC, the foregoing Compensation Committee Report is not deemed “soliciting material,” is not “filed” with the SEC, is not subject to Regulation 14A or 14C under the Exchange Act or the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

Compensation Committee Interlocks and Insider Participation

Messrs. Jenson, Hough, Whitehurst and Zervigon and Ms. Decyk each served on the Compensation Committee during all or part of fiscal 2015. None of these directors is or has been a former or current executive officer or employee of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S‑K promulgated by the SEC. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2015.  Mr. Whitehurst, currently a Class I director with a term set to expire at the Annual Meeting, is not standing for re-election.

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COMPENSATION TABLES

Summary Compensation Table ‑ 2015, 2014 and 2013

The following Summary Compensation Table sets forth the total compensation earned for the years ended December 31, 2015, December 31, 2014, and December 31, 2013 for our Named Executive Officers:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non‑Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey R. Tarr	2015	710,000	‑	3,688,114	‑	425,000	11,522	4,834,636
President, CEO & Director	2014	675,000	‑	3,840,073	‑	643,000	21,278	5,179,351
	2013	616,250	‑	3,622,376	‑	550,000	10,980	4,799,606
Gary W. Ferrera(5)	2015	354,167	200,000	1,890,422	‑	195,000	6,535	2,646,124
EVP & CFO

Fred A. Graffam(6)	2015	268,000	150,000	312,746	‑	60,000	9,407	800,153
SVP, Finance	2014	260,000	‑	415,077	‑	109,000	6,771	790,848

Walter S. Scott	2015	370,000	‑	867,837	‑	139,000	9,427	1,386,264
EVP, CTO, & General Manager -	2014	352,500	‑	850,037	‑	231,000	10,990	1,444,527
Platform & Services	2013	322,500	‑	925,118	‑	173,000	11,670	1,432,288

Timothy M. Hascall	2015	375,000	‑	1,193,262	‑	144,000	12,112	1,724,374
EVP, COO, & General Manager -	2014	352,500	‑	1,000,066	‑	239,000	11,800	1,603,366
Imagery	2013	322,500	‑	912,131	‑	185,000	9,400	1,429,031

Stephanie G. Comfort(7)	2015	220,000	50,000	1,042,429	‑	80,000	10,788	1,403,217
SVP, Corporate Strategy,
Communications and Marketing
(1)

The amounts reported in the “Stock Awards” column of the table above for each fiscal year represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 for performance awards and restricted share units. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2015. For more information on the 2015 stock awards granted and performance conditions applied, see the “2015 Long-Term Stock Incentive Awards” section in this Proxy Statement.  PSU’s granted to an NEO during the applicable year are included as compensation for the NEO in the "Stock Awards" column of the above table at the target amount, but have a maximum payout of 200%. The following table presents the grant date fair values of the PSUs under two sets of assumptions: (i) assuming that the annual performance would be achieved at the “target” vesting level, which we originally judged to be the probable outcome, and (ii) assuming that the highest level of performance condition would be achieved (the maximum level):

Name	Year	Grant Date Fair Value (Based on Probable Outcome) ($)	Grant Date Fair Value (Based on Maximum Outcome) ($)
Jeffrey R. Tarr	2015	1,988,096	3,976,192
	2014	1,920,040	3,840,080
	2013	1,600,061	3,200,122
Gary W. Ferrera	2015	490,399	980,798
Fred A. Graffam	2015	87,718	175,437
	2014	41,294	82,588
Walter S. Scott	2015	467,808	935,616
	2014	425,009	850,018
	2013	400,043	800,086
Timothy M. Hascall	2015	643,245	1,286,490
	2014	500,056	1,000,112
	2013	400,043	800,086
Stephanie G. Comfort	2015	292,419	584,837
(2)

The amounts reported in the “Option Awards” column of the table above for each fiscal year represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 for option awards. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2015.

(3)

The amounts reported in the “Non‑Equity Incentive Plan Compensation” column of the table above include 2015 annual cash incentive bonuses under the STI Plan for each of our NEOs who were employed by us as of December 31, 2015.  For a discussion of the STI Plan, see the Compensation Discussion & Analysis section of this Proxy Statement.

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(4)	For information regarding the amounts reported for 2015 in the “All Other Compensation” column of the table above, see the section entitled “2015 All Other Compensation” below.
(5)

Mr. Ferrera commenced employment with the Company on March 2, 2015 and his 2015 compensation includes a one-time cash bonus of $200,000 in the 2015 "Bonus" column and a one-time stock award of $1,000,011 in the 2015 "Stock Awards" column.

(6)

Effective September 3, 2014, Mr. Graffam was named our interim Chief Financial Officer and served in that position until March 2, 2015. Mr. Graffam was not a Named Executive Officer prior to 2014. His 2015 compensation includes a one-time cash bonus  of $150,000 in the “Bonus” column for his services as interim Chief Financial Officer.

(7)

Ms. Comfort commenced employment with the Company on May 1, 2015 and her 2015 compensation includes a one-time cash bonus of $50,000 in the 2015 "Bonus" column and a one-time stock award of $500,007 in the 2015 "Stock Awards" column.

2015 All Other Compensation

The following table presents the amounts reported for 2015 in the “All Other Compensation” column of the 2015 Summary Compensation Table above.

Name	Perquisites and Other Personal Benefits(1) ($)	Insurance Premiums(2) ($)	Company Contributions to Retirement and 401(k) Plans(3) ($)	Total ($)
Jeffrey R. Tarr	2,095	677	8,750	11,522
Gary W. Ferrera	-	569	5,966	6,535
Fred A. Graffam	-	657	8,750	9,407
Walter S. Scott	-	677	8,750	9,427
Timothy M. Hascall	2,685	677	8,750	12,112
Stephanie G. Comfort	3,153	433	7,202	10,788
(1)	Consists of reimbursement for annual health physical exam.
(2)	Consists of long-term disability premium payments.
(3)	Consists of Company matching contributions to the Company’s 401(k) plan. The Company has no other retirement plan in place.

2015 Grants of Plan‑Based Awards

The following table sets forth summary information regarding the incentive awards granted to our named executive officers during the year ended December 31, 2015.

		Estimated Possible Payouts			Estimated Possible Payouts			All Other	All Other
		Under Non-Equity Incentive			Under Equity Incentive			Stock	Option
		Plan Awards(1)			Plan Awards(2)			Awards:	Awards:	Exercise	Grant Date
								Number of	Number of	or Base	Fair Value
								Shares of	Securities	Price of	of Stock
								Stock or	Underlying	Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(3)
Jeffrey R. Tarr	2/18/2015	578,650	710,000	841,350
	2/18/2015							56,479			1,700,018
	2/18/2015				28,240	56,480	112,960				1,988,096
Gary W. Ferrera	3/2/2015	242,463	297,500	352,538
	3/2/2015							29,087			1,000,011
	3/2/2015							11,635			400,011
	3/2/2015				5,818	11,636	23,272				490,399
Fred A. Graffam	2/18/2015	109,210	134,000	158,790
	2/18/2015							7,476			225,028
	2/18/2015				1,246	2,492	4,984				87,718
Walter S. Scott	2/18/2015	211,085	259,000	306,915
	2/18/2015							13,290			400,029
	2/18/2015				6,645	13,290	26,580				467,808
Timothy M. Hascall	2/18/2015	213,938	262,500	311,063
	2/18/2015							18,273			550,017
	2/18/2015				9,137	18,274	36,548				643,245
Stephanie G. Comfort	5/1/2015	161,370	198,000	234,630
	5/1/2015							15,798			500,007
	5/1/2015							7,899			250,003
	5/1/2015				3,950	7,900	15,800				292,419
(1)

The amount reported in these columns represent the potential cash incentive payments under our STI Plan. Threshold represents achievement of the lowest level of performance against the Company performance metrics (Consolidated Revenue and Adjusted EBITDA Margin) required for payment of a portion of the target cash incentive opportunity corresponding to the Company strategic corporate objectives (70% of the overall cash incentive opportunity is based on the Company strategic corporate objectives, the

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threshold payout is 50% of that 70% of the overall cash incentive opportunity). There is no threshold with respect to the 30% of each cash incentive opportunity based on individual performance. In each case, the actual payout could be zero based on actual performance (i.e., there is no minimum cash incentive required under the plan). Maximum represents payment of the maximum possible cash incentive amount under the STI Plan assuming performance at or exceeding the maximum performance levels under the plan. Target represents the bonus payout at the targeted performance levels. See the Compensation Discussion & Analysis section above for a description of our STI Plan.

(2)

The amounts reported in these columns represent the potential future payouts (denominated in a number of shares of our common stock) with respect to PSUs granted in 2015. The Threshold represents achievement of the lowest minimum level required for issuance of shares based on performance against specified metrics. The actual payout could be zero based on actual performance (i.e., there is no minimum payout required under the awards). Maximum represents payment of the maximum possible payout under the awards assuming performance at or exceeding the maximum performance levels under the awards. Target represents the payout at the targeted performance levels. Absent a change in control, the PSUs vest, if at all, based on performance over the period from January 1, 2015 through December 31, 2017, and any earned shares will be issued in 2018. See the Compensation Discussion & Analysis section above for a description of the terms and conditions of these awards.

(3)

The amounts reported in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, and as required by applicable SEC rules, the amounts reported in this column reflect the aggregate grant date fair value of the awards granted to the named executive officers in 2015, calculated in accordance with FASB ASC Topic 718. With respect to equity incentive plan awards (our PSUs), this column reflects the grant date fair value of such awards based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. The probable outcome of these awards as of the grant date was the targeted award level. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K for the year ended December 31, 2015.

2015 Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2015, including the vesting dates for the portions of these awards that had not vested as of that date. All values are based on the per share closing price of our common stock of $15.66 on December 31, 2015, the last trading day of fiscal year 2015, and, for the amounts reported in the “Equity Incentive Plan Awards” columns, are calculated assuming payout at threshold level of performance.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey R. Tarr					132,314 (2)	2,072,037	99,915 (3)	1,564,669
	85,911	-	29.60	2/23/2021
	142,443	47,482(1)	11.80	3/06/2022
Gary W. Ferrera					40,722(4)	637,707	11,636(5)	182,220
Fred A. Graffam					19,311(6)	302,410	3,426 (7)	53,651
Walter S. Scott					32,355(8)	506,679	22,905 (9)	358,692
	25,000	-	22.50	6/14/2017
	36,000	-	27.40	1/31/2018
	9,180	-	27.40	3/07/2018
	21,991	-	21.30	3/23/2019
	21,667	-	24.18	3/02/2020
	15,348	-	29.60	2/23/2021
	54,480	18,162 (1)	11.80	3/06/2022
Timothy M. Hascall					36,779(10)	575,959	29,586 (11)	463,317
	31,983	-	21.38	10/12/2021
	22,287	7,430 (1)	11.80	3/06/2022
Stephanie G. Comfort					23,697(12)	371,095	7,900(13)	123,714
(1)	These options were granted on March 6, 2012 and are fully vested as of March 6, 2016.
(2)

Consists of 9,140 of 36,560 RSAs originally granted March 6, 2012 that vest annually over 4 years, 28,161 of 56,319 RSUs originally granted January 25, 2013 that vest annually over 4 years, 38,534 of 51,379 RSUs originally granted February 5, 2014 that vest annually over 4 years, and 56,479 RSUs originally granted February 5, 2015 that vest annually over 4 years.

(3)

Consists of 43,435 PSUs granted under the 2014‑2016 performance award program that will vest, if at all, on March 31, 2017 and 56,480 PSUs granted under the 2015‑2017 performance award program that will vest, if at all, on March 31, 2018.

(4)	Consists of 40,722 RSUs originally granted March 2, 2015 that vest 25% on the first, second, third and fourth anniversaries of the grant date.

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(5)	Consists of 11,636 PSUs granted under the 2015‑2017 performance award program that will vest, if at all, on March 31, 2018.
(6)

Consists of 2,841 of 5,683 RSUs originally granted July 29, 2013 that vest 25% on the first, second, third and fourth anniversaries of the grant date, 2,484 of 3,312 RSUs originally granted February 5, 2014 that vest 25% on the first, second, third and fourth anniversaries of the grant date, 6,510 of 8,681 RSUs originally granted October 22, 2014 that vest 25% on the first, second, third and fourth anniversaries of the grant date, and 7,476 RSUs originally granted February 18, 2015 that vest 25% on the first, second, third and fourth anniversaries of the grant date.

(7)

Consists of 934 PSUs granted under the 2014‑2016 performance award program that will vest, if at all, on March 31, 2017 and 2,492 PSUs granted under the 2015‑2017 performance award program that will vest, if at all, on March 31, 2018.

(8)

Consists of 3,496 of 13,984 RSAs originally granted March 6, 2012 that vest 25% on the first, second, third and fourth anniversaries of the grant date, 7,040 of 14,080 RSUs originally granted January 25, 2013 that vest 25% on the first, second, third and fourth anniversaries of the grant date, 8,529 of 11,373 RSUs originally granted February 5, 2014 that vest 25% on the first, second, third and fourth anniversaries of the grant date and 13,290 RSUs granted February 18, 2015 that vest 25% on the first, second, third and fourth anniversaries of the grant date.

(9)

Consists of 9,615 PSUs granted under the 2014‑2016 performance award program that will vest, if at all, on March 31, 2017 and 13,290 PSUs granted under the 2015‑2017 performance award program that will vest, if at all, on March 31, 2018.

(10)

Consists of 1,431 of 5,721 RSAs originally granted March 6, 2012 that vest 25% on the first, second, third and fourth anniversaries of the grant date, 7,040 of 14,080 RSUs originally granted January 25, 2013 that vest 25% on the first, second, third and fourth anniversaries of the grant date, 10,035 of 13,380 RSUs originally granted February 5, 2014 that vest 25% on the first, second, third and fourth anniversaries of the grant date and 18,273 RSUs granted February 18, 2015 that vest 25% on the first, second, third and fourth anniversaries of the grant date.

(11)

Consists of 11,312 PSUs granted under the 2014‑2016 performance award program that will vest, if at all, on March 31, 2017 and 18,274 PSUs granted under the 2015‑2017 performance award program that will vest, if at all, on March 31, 2018.

(12)	Consists of 23,697 RSUs originally granted May 1, 2015 that vest 25% on the first, second, third and fourth anniversaries of the grant date.
(13)	Consists of 7,900 PSUs granted under the 2015‑2017 performance award program that will vest, if at all, on March 31, 2018.

2015 Option Exercises and Stock Vested

The following table sets forth summary information concerning the exercise of stock options and the vesting of stock awards for our named executive officers during the fiscal year ended December 31, 2015.  Our NEOs did not exercise any DigitalGlobe stock options in the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (S)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey R. Tarr	-	-	46,622	1,453,974
Gary W. Ferrera	-	-	-	-
Fred A. Graffam	-	-	4,420	103,156
Walter S. Scott	-	-	10,669	327,342
Timothy M. Hascall	-	-	11,803	320,347
Stephanie G. Comfort	-	-	-	-

*In the case of options, the “Value Realized on Exercise” is determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per share closing price of our common stock on the date of exercise and the exercise price of the options. In the case of stock awards, the “Value Realized on Vesting” is determined by multiplying the number of shares or units, as applicable, that vested by the per share closing price of our common stock on the vesting date (or the immediately preceding trading day, if the vesting date is not a trading day).

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment with the Company and/or a Change in Control of the Company (“CiC”) under arrangements in effect on December 31, 2015.

Payments and Potential Payments upon Termination or Change in Control

The table below reflects the estimated payments and benefits to each of the named executive officers, assuming that a qualifying triggering event on December 31, 2015, the last business day of fiscal year 2015. The actual amounts to be paid out can only be determined at the time of such officer’s separation.

Name	Termination Reason	Severance Pay ($)	Options ($)(1)	Restricted Stock Awards and Units ($)(2)	Performance Stock Units ($)(2)	Medical Insurance ($)	Total ($)
Jeffrey R. Tarr	Involuntary Termination Not in Connection with CiC	2,489,000	‑	‑	‑	33,042	2,522,042

	Involuntary Termination in Connection with CiC	3,199,000	183,281	2,072,037	1,564,669	33,042	7,052,028

	Death or Disability	‑	150,163	694,581	656,299	‑	1,501,042

	Non‑Renewal of Employment Agreement	1,313,500	‑	‑	‑	‑	1,313,500
Gary W. Ferrera	Involuntary Termination Not in Connection with CiC	930,000	‑	‑	‑	16,521	946,521

	Involuntary Termination in Connection with CiC	1,445,000	‑	637,707	182,220	16,521	2,281,447

Fred A. Graffam	Involuntary Termination Not in Connection with CiC	‑	‑	302,410	53,651	‑	356,061

	Involuntary Termination in Connection with CiC	-	-	-	-	-	-

Walter S. Scott	Involuntary Termination Not in Connection with CiC	832,500	‑	‑	‑	17,872	850,372

	Involuntary Termination in Connection with CiC	1,258,000	70,105	506,679	358,692	17,872	2,211,349

Timothy M. Hascall	Involuntary Termination Not in Connection with CiC	849,750	‑	‑	‑	16,521	866,271

	Involuntary Termination in Connection with CiC	1,275,000	28,680	575,959	469,317	16,521	2,359,476

Stephanie G. Comfort	Involuntary Termination Not in Connection with a CiC	410,000	-	-	-	10,638	420,638

	Involuntary Termination in Connection with CiC	792,000	-	371,095	123,714	10,638	1,297,448

A description of the employment and severance arrangements of our NEOs is contained in the Compensation Discussion & Analysis under the headings “Chief Executive Officer Employment Agreement” and “Benefits Payable to Other Named Executive Officers.”

(1)

Represents the aggregate intrinsic value of the named executive officer’s unvested, in the money stock options, based on our December 31, 2015 stock price of $15.66.  The named executive officers’ unvested stock option holdings as of December 31, 2015 are set forth in the “Outstanding Equity Awards at Year-End 2015” table above.

(2)

Represents the aggregate intrinsic value of (i) 100% of the unvested restricted stock awards and RSUs and (ii) PSUs at target performance, based on our December 31, 2015 stock price of $15.66.  The named executive officers’ unvested restricted stock, RSU and PSU holdings as of December 31, 2015 are set forth in the “Outstanding Equity Awards at Year-End 2015” table above.

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2015 DIRECTOR COMPENSATION

Philosophy

The compensation program for the non‑employee members of our Board of Directors (“Non‑Employee Directors”) is reviewed annually by the Compensation Committee and any changes to the program are approved by the Board of Directors. The Compensation Committee retains an independent Compensation Committee advisor to provide guidance on Executive Compensation matters. The Compensation Committee used Radford as its independent advisor in 2015. The Company seeks to provide fair and equitable compensation to our Non‑Employee Directors with a focus on the following:

•Attract and retain qualified and diversified individuals by providing an overall compensation package using comparable industry and market data;

•Tie director compensation to shareowner interests by providing a significant portion of compensation in the form of equity awards that fluctuate in value with the Company’s stock price.

In October 2015, the Board of Directors approved a change in its one-time equity award to new directors, awarding new directors restricted share units which will vest in equal installments on each anniversary of the award date over a four year period, provided the new director remains a member of the Board of Directors.  Previously the Company’s practice was to provide its one-time equity award to new directors in the form of restricted share units that are fully-vested at grant.

2015 Director Compensation Structure

For fiscal year 2015, our Non‑Employee Directors were entitled to the following elements of compensation:

Board of Directors Service Compensation (All Non‑Employee Directors)	Amount ($)
Annual Cash Retainer(1)	65,000
Annual Equity Retainer(2)	135,000

Additional Service Compensation	Amount ($)
Chairman of the Board of Directors Incremental Cash Retainer(1)	35,000
Chairman of the Board of Directors Incremental Equity Retainer(2)	50,000
Audit Committee Chair Incremental Cash Retainer(1)	21,000
Compensation Committee Chair Incremental Cash Retainer(1)	16,000
Governance Committee Chair Incremental Cash Retainer(1)	13,500
Risk Management Committee Chair Incremental Cash Retainer(1)	13,500

Newly Appointed Board Member Compensation	Amount ($)
One‑Time Equity Grant(3)	170,000
(1)

The Annual Cash Retainer and each of the Incremental Cash Retainers reported in the tables above are annualized amounts that are paid in equal quarterly installments in arrears and are pro‑rated for Non‑Employee Directors who join or depart the Board of Directors during the calendar year. Non‑Employee Directors may elect to defer receipt of up to 100% of their cash retainer pursuant to the terms of our Deferred Compensation Plan, as described below.

(2)

The Annual Equity Retainer and the Chairman of the Board of Directors Incremental Equity Retainer reported in the tables above are granted as restricted share units. Restricted share units granted to Non‑Employee Directors are fully‑vested at grant and are payable on a one‑for‑one basis in shares of Company common stock. The number of restricted share units awarded is determined by dividing the applicable dollar amount indicated above by the closing price of a share of Company common stock on the applicable grant date, and rounding up to the nearest whole share. The Annual Equity Retainer is granted in equal quarterly installments based on the normal quarterly Board of Directors meeting schedule. The Annual Equity Retainer is pro‑rated for Non‑Employee Directors who join or depart the Board of Directors during the calendar year. Non‑Employee Directors may elect to defer receipt of up to 100% of their equity retainer pursuant to the terms of our Deferred Compensation Plan, as described below.

(3)

Newly appointed Non‑Employee Director members of the Board of Directors are eligible to receive a one‑time grant made on the date that their services commence. The One‑Time Equity Grant is granted as restricted share units.  The number of restricted share units awarded is determined by dividing the applicable dollar amount indicated above ($170,000) by the closing price of a share of Company common stock on the applicable grant date, and rounding up to the nearest whole share.  The One-Time Equity Grant vests in four, equal annual installments on each anniversary of the award date, provided the new director remains a member of the Board of Directors. Non‑Employee Directors may elect to defer receipt of up to 100% equity retainer pursuant to the terms of our Deferred Compensation Plan, as described below.

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2015 Non-Employee Director Compensation

The following table presents information regarding the compensation paid for fiscal year 2015 to each of our Non‑Employee Directors. The compensation paid to Mr. Tarr, our President and Chief Executive Officer, for 2015 is discussed in the Executive Compensation section of this Proxy Statement.  Mr. Tarr is not entitled to receive additional compensation for his service as a director.

Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Howell M. Estes, III	113,500	185,064(4)	298,564
Nick S. Cyprus	86,000	135,029(5)	221,029
Roxanne J. Decyk	71,750	135,029(5)	206,779
Martin C. Faga	57,542	101,275(6)	158,817
Lawrence A. Hough	65,000	135,029(5)	200,029
L. Roger Mason. Jr.	16,250	170,010(7)	216,029
Warren C. Jenson	81,000	135,029(5)	186,260
Kimberly Till	65,000	135,029(5)	200,029
James M. Whitehurst	65,000	135,029(5)	200,029
Eddy Zervigon	65,000	135,029(5)	200,029
(1)	Dr. Mason joined the Board of Directors effective October 21, 2015. Mr. Faga retired from the Board of Directors effective October 21, 2015.
(2)	The amount reported in this column for Mr. Whitehurst includes $65,000 of cash retainers that Mr. Whitehurst deferred under our Deferred Compensation Plan.
(3)

Amounts reported in this column of the table above represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 “Summary of Significant Accounting Policies” to our consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2015.

The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding deferred restricted share units (“DSUs”), pursuant to elections made under our Deferred Compensation Plan described below, and held by each of the Non‑Employee Directors as of December 31, 2015:

Director	Number of Shares Subject to Outstanding Options	Number of Shares Subject to Outstanding DSUs
Howell M. Estes, III	33,984	14,335
Nick S. Cyprus	-	10,363
Roxanne J. Decyk	-	13,775
Martin C. Faga	-	8,677
Lawrence A. Hough	-	10,363
Warren C. Jenson	32,512	10,363
L. Roger Mason, Jr.	-	-
Kimberly Till	-	5,192
James M. Whitehurst	17,847	10,363
Eddy Zervigon	-	-
(4)

Includes the following grants awarded in 2015: 1,537 shares with a grant date fair value of $46,264 on February 18, 2015; 1,375 shares with a grant date fair value of $46,269 on April 22, 2015; 1,893 shares with a grant date fair value of $46,265 on July 22, 2015; 2,311 shares with a grant date fair value of $46,266 on October 21, 2015.

(5)

Includes the following grants awarded in 2015: 1,122 shares with a grant date fair value of $33,772 on February 18, 2015; 1,003 shares with a grant date fair value of $33,751 on April 22, 2015; 1,381 shares with a grant date fair value of $33,752 on July 22, 2015; 1,686 shares with a grant date fair value of $33,754 on October 21, 2015.

(6)

Includes the following grants awarded in 2015: 1,122 shares with a grant date fair value of $33,772 on February 18, 2015; 1,003 shares with a grant date fair value of $33,751 on April 22, 2015; 1,381 shares with a grant date fair value of $33,752 on July 22, 2015.

(7)	Includes the One-Time Equity Grant of Company common stock of 8,492 shares with a grant date fair value of $170,010.

Other Director Compensation Considerations

Travel Expenses and Continuing Education

We reimburse our directors for their travel costs and expenses relating to attendance at Board of Directors and Committee meetings. In addition, the Company will reimburse certain expenses incurred by a director in connection with attendance at approved continuing education programs.

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Deferred Compensation Plan

Each Non‑Employee Director may defer receipt of up to 100% of his or her cash fees or equity retainer pursuant to the DigitalGlobe Deferred Compensation Plan (“Deferred Compensation Plan”), as discussed in more detail in the Compensation Discussion & Analysis Section of this Proxy Statement under the section entitled Executive Policies, Provisions and Agreements. If equity is deferred, the director is credited with a number of share units equal in number to the shares that would have been granted to the director. If cash is deferred, participants in the Deferred Compensation Plan, specify one or more benchmark fund(s) in which his or her cash deferrals will be deemed to be invested for purposes of crediting the cash deferrals with earnings or losses. In general, amounts deferred are not paid until a date elected by the director. At the end of the applicable deferral period, the director receives a share of Company common stock for each share unit credited under the plan, and the director’s cash deferrals are paid in cash. Payments are made either in a lump sum or over a period not to exceed 10 years, as elected in advance by each director.

Non-Employee Director Stock Ownership Guidelines

We maintain stock ownership guidelines (“Stock Ownership Guidelines”) for our Non‑Employee Directors. Under the Stock Ownership Guidelines, each Non‑Employee Director should hold, for his or her tenure with the Company, Qualifying Shares with a value equal to at least three times (3x) the director’s annual cash retainer (for 2015 the annual cash retainer is $65,000). For these purposes, “Qualifying Shares” include: (i) shares of Company common stock held by the director in a brokerage account, or for the director’s benefit (or their beneficiaries) in trust, or through a tax qualified retirement plan, (ii) Company shares or restricted share units (whether vested or unvested) held by the director, and (iii) shares having a value equal to 50% of the aggregate spread (the difference between the fair market value of the Company’s common stock less the exercise price of the options) on vested Company stock options held by the director. Non‑Employee Directors are expected to achieve the applicable level of holdings under the Stock Ownership Guidelines within five years from the date of adoption of the guidelines, December 13, 2010 or, as to directors who first joined the Board Directors after that date, within five years from the date that they first joined the Board of Directors.

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, to the best of our knowledge, the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of the close of business on April 1, 2016 by:

•	Each of the executive officers named in the 2015 Summary Compensation Table in this Proxy Statement;

•	Each of our directors;

•	All of our executive officers and directors as a group as of April 1, 2016; and

•	Each person known by us to be the beneficial owner of more than 5% of our common stock and Series A Convertible Preferred Stock.

Common Stock

Name	Shares Beneficially Owned(1)	Options Exercisable Within 60 Days(2)	Total Beneficial Ownership	Percentage of Class Owned(3)	Deferred Restricted Stock Units
Jeffrey R. Tarr	127,717	275,836	403,553	*	-
Gary W. Ferrera	10,790	-	10,790	*	-
Fred A. Graffam	6,152	-	6,152	*	-
Stephanie G. Comfort	4,060	-	4,060	*	-
Timothy M. Hascall	30,880	61,700	92,580	*	-
Walter S. Scott(4)	132,447	201,828	334,275	*	-
Howell M. Estes, III	36,506	33,984	70,490	*	16,143
Nick S. Cyprus(5)	21,390	-	21,390	*	12,615
Roxanne J. Decyk	2,000	-	2,000	*	16,027
Lawrence A. Hough(6)	28,741	-	28,741	*	11,736
Warren C. Jenson(7)	24,390	32,512	56,902	*	12,615
L. Roger Mason, Jr.	0	-	0	*	2,252
Kimberly Till	22,404	-	22,404	*	7,444
James M. Whitehurst	20,269	17,847	38,116	*	11,736
Eddy Zervigon	16,312	-	16,312	*	-
All current directors and executive officers as a group (17 persons)(8)	552,176	623,707	1,175,883	1.9%	92,820

*       Less than 1%.

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(1)

Shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares and shares do not include RSUs deferred as part of the Company’s Deferred Compensation Plan. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and/or investment power with respect to all of the shares of our common stock that they beneficially own, subject to applicable community property laws.

(2)	Number of shares subject to options exercisable within 60 days after April 1, 2016.
(3)	Does not include DSUs deferred as part of the Company’s Deferred Compensation Plan owned by Messrs. Estes, Cyprus, Hough, Jenson, Mason, Whitehurst and Mmes. Decyk and Till.
(4)

Includes 101,191 shares of common stock registered in the name of Walter S. Scott & Diane R. Scott, Trustees or their Successors in Trust under the Walter and Diane Scott Living Trust, dated March 19, 2000, where Mr. Scott shares voting and investment power with Diane R. Scott.

(5)	Includes 500 shares of common stock owned by Mr. Cyprus’ spouse. Mr. Cyprus disclaims beneficial ownership with regard to these shares.
(6)

Includes 833 shares of common stock held by a trust for the benefit of two of Mr. Hough’s minor grandchildren, where Mr. Hough is not the trustee but where he holds a power-of-attorney for disposing the shares.  Includes 2,538 shares of common stock held by trusts for the benefit of Mr. Hough’s minor grandchildren, where Mr. Hough is the Trustee.  Mr. Hough disclaims beneficial ownership of the shares held in trust for his minor grandchildren, and this disclosure should not be deemed an admission that Mr. Hough is the beneficial owner of such shares.

(7)

Includes 6,200 shares of common stock held by four separate trusts for the benefit of Mr. Jenson’s four children, where Mr. Jenson is not the trustee.  Mr. Jenson disclaims beneficial ownership with regard to these shares.

(8)	Mr. Graffam is excluded from these totals and Messrs. Jablonsky and Wray are included within these totals.

5% Holders of Common Stock

5% Holders	Total Beneficial Ownership	Percentage of Class Owned
T. Rowe Price Associates, Inc.(1)	11,687,480	18.4%
Franklin Advisers, Inc.(2)	6,556,255	10.3%
BlackRock, Inc.(3)	5,533,862	8.7%
The Vanguard Group, Inc.(4)	4,653,665	7.3%
Dimensional Fund Advisors, LP(5)	3,738,546	5.9%
(1)

Based on information supplied by T. Rowe Price Associates, Inc. and T. Rowe Price Mid‑Cap Growth Fund, Inc. in a Schedule 13G/A filed with the SEC on February 10, 2016. According to the Schedule 13G/A, T.Rowe Price Associates, Inc., an investment adviser, and T. Rowe Price Mid‑Cap Growth Fund, Inc., an investment company, are each organized in the State of Maryland, have sole power to vote or direct the vote of 3,143,643 shares of common stock and sole power to dispose or direct the disposition of 11,687,480 shares of common stock as of December 31, 2015. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Mid‑Cap Growth Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)

Based on information supplied by Franklin Advisers, Inc. in a Schedule 13G/A filed with the SEC on February 4, 2016. The filing is made jointly with Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Resources, Inc. According to the Schedule 13G/A, Franklin Advisers, Inc., organized in the State of Delaware, has sole power to vote or direct the vote of 6,514,223 shares of common stock and sole power to dispose or direct the disposition of 6,514,223 shares of common stock as of December 31, 2015. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403‑1906.

(3)

Based on information supplied by Blackrock, Inc. in a Schedule 13G/A filed with the SEC on January 26, 2016. According to the Schedule 13G/A, Blackrock, Inc., organized in the State of Delaware, has sole power to vote or direct the vote of 5,330,263 shares of common stock and sole power to dispose or direct the disposition of 5,533,862 shares of common stock as of December 31, 2015. The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(4)

Based on information supplied by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 11, 2016. According to the Schedule 13G/A, The Vanguard Group, organized in the Commonwealth of Pennsylvania, is an investment advisor. The Vanguard Group has sole power to vote or direct the vote of 88,586 shares of common stock, shared power to vote or direct the vote of 4,400 shares of common stock, sole power to dispose or direct the disposition of 4,564,877 shares of common stock, and shared power to dispose or to direct the disposition of 88,788 shares of common stock as of December 31, 2015. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

Based on information supplied by Dimensional Fund Advisors LP in a Schedule 13G filed with the SEC on February 9, 2016. According to the Schedule 13G, Dimensional Fund Advisors LP, organized in the State of Delaware, is an investment advisor. Dimensional Fund Advisors LP has sole power to vote or direct the vote of 3,660,068 shares of common stock and shared power to dispose or to direct the disposition of 3,738,546 shares of common stock as of December 31, 2015. The address of Dimensional Fund Advisors is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

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Series A Convertible Preferred Stock

Series A Convertible Preferred Stock	Total Beneficial Ownership	Percentage of Class Owned
Citigroup Global Markets, Inc.	80,000	100%

*The address of Citigroup Global Markets Inc. is 390 Greenwich Street, 3rd Floor, New York, NY 10013. The 80,000 shares of Series A Convertible Preferred Stock is convertible at the option of the holders, at a conversion price of $26.17 per common share, which would convert into 3,056,935 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were timely met during 2015, except that the Form 3 for Ms. Comfort inadvertently omitted securities owned prior to her becoming an officer of the Company, and was therefore deemed late.

EMPLOYEE BENEFIT AND STOCK PLANS

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards (a)	Weighted‑Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareowners	4,641,833	$20.54	735,706
Equity compensation plans not approved by shareowners	-	-	-
Total	4,641,883	$20.54	735,706

Equity compensation plans approved by shareowners

Plans include the 1999 Plan, as defined below, and the 2007 Plan. Shares available for grant under these plans may, subject to the terms and limits of the applicable plan, be used for any type of award authorized under the plan.

Column (a)

Includes 647,114 target outstanding performance awards, presented assuming the maximum payout of 200% of the awards.

Column (b)

The weighted‑average exercise price does not include RSUs or PSUs, which do not have an exercise price.

Column (c)

All shares available for future issuance are under the 2007 Plan.  Subject to the limits of the 2007 Plan, the securities available for issuance under the 2007 Plan generally may be used for any type of award authorized under the 2007 Plan including stock options, RSUs, PSUs, restricted stock, share appreciation rights, and stock awards.  The number of shares available for award under the 2007 Plan does not reflect the additional 750,000 shares that will be available if shareowners approve Proposal 4 in this Proxy Statement.

1999 Equity Incentive Plan

On February 16, 2000, the Board of Directors adopted our 1999 Plan Equity Incentive Plan (“1999 Plan”). On December 12, 2000, our shareowners approved our 1999 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our stock or the stock itself may be issued to employees, officers, directors, and consultants. Options granted pursuant to the 1999 Plan are subject to certain terms and conditions as contained therein, have a ten‑year term, generally vest over a four‑year period, and are immediately exercisable.

In connection with a change in control, as defined under our 1999 Plan, any then unvested award outstanding under our 1999 Plan will become fully vested. Under our 1999 Plan, a “change in control” is defined generally as (i) the disposition of substantially all of our assets, (ii) a consolidation or merger into another company in which our shareowners immediately prior to the transaction own less than 50% of the voting power of the surviving entity or its parent immediately following the transaction, (iii) a merger in which we are the surviving corporation but our common stock is converted into other property, whether securities, cash, or otherwise, or (iv) after an initial public offering, acquisition by any person, group or entity of at least 30% of our voting power; provided, that in the case of the transactions described in clauses (ii) and (iii) above, the transaction will only be considered a change in control if our shareowners immediately prior to the transaction hold less than 50% of the surviving company or its parent or, if the transaction involves the issuance of securities of an affiliate company, such affiliate.  The Company is no longer making awards under the 1999 Plan.

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GeoEye 2010 Omnibus Incentive Plan

On April 28, 2010, the board of directors of GeoEye, Inc. (“GeoEye”) adopted the GeoEye 2010 Omnibus Incentive Plan (“2010 Plan”). On June 3, 2010, the shareowners of GeoEye adopted the 2010 Plan, which was amended by the board of directors on April 27, 2011. The 2010 Plan provided for equity and cash awards, including stock options, stock appreciation rights, nonvested stock, restricted share units, deferred stock units, performance‑based and other share‑based awards.

In connection with the acquisition of GeoEye, the Company assumed all the obligations of GeoEye under the 2010 Plan and each outstanding equity award under the 2010 Plan continues in effect on the same terms and conditions but covers Company stock instead of GeoEye stock (with the number of shares adjusted pursuant to and in connection with the acquisition). The Company is no longer making awards under the 2010 Plan.

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QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

References in this Proxy Statement and accompanying materials to Internet websites are for the convenience of readers. Information available at or through these websites is not incorporated by reference in this Proxy Statement.

Who can attend the Annual Meeting?

All shareowners as of the close of business on April 1, 2016, the record date, can attend the Annual Meeting.

What do I need for admission?

All attendees will be asked to present a government‑issued photo identification, such as a driver’s license or passport. If you are a shareowner of record, the name on your photo identification will be verified against the April 1, 2016 list of shareowners of record prior to your being admitted to the annual meeting. If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you must present both proof of ownership and valid photo identification to attend the Annual Meeting. If you hold shares through an account with a bank, broker or other nominee, contact your bank, broker or other nominee to request a legal proxy to vote your shares in person at the Annual Meeting. This legal proxy will serve as proof of your ownership. A recent brokerage statement or letter from your bank, broker or other nominee showing that you owned DigitalGlobe common stock as of April 1, 2016 also serves as proof of ownership.

If you do not have valid photo identification and we are unable to verify ownership of your shares as of April 1, 2016, you will not be admitted into the Annual Meeting. In order to expedite admission to the Annual Meeting, you are encouraged to register in advance.

If you hold your DigitalGlobe shares directly with the Company, and you or a member of your immediate family plan to attend the Annual Meeting, and wish to register in advance, please check the appropriate box on your proxy card. Advance registration will expedite your admission to the meeting but is not required for admittance.

If your DigitalGlobe shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

DigitalGlobe, Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

Attention: Corporate Secretary

Please include the following in your request: your name and complete mailing address; the name(s) of any immediate family members who will accompany you; and proof that you own DigitalGlobe shares (e.g., a photocopy of a brokerage or other account statement).

How many shares can vote?

Common Stock

Each share of our common stock outstanding, including each unvested share of restricted stock with voting rights, on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the shareowners at the Annual Meeting. As of the close of business on the record date, April 1, 2016, 63,484,114 shares of our common stock were outstanding.

Preferred Stock

Each share of our Series A Convertible Preferred Stock outstanding on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the shareowners at the Annual Meeting on an as‑converted basis, together as a single class with the holders of common stock, based on the number of shares of common stock into which such holder’s shares of Series A Convertible Preferred Stock is convertible on the record date. As of the close of business on the record date, April 1, 2016, the outstanding shares of our Series A Convertible Preferred Stock were convertible into 3,056,935 shares of our common stock.

If I hold shares in street name, how can I vote my shares?

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, your broker, bank or nominee is required to vote those shares in accordance with your instructions. In order to vote your shares, you will need to follow the directions your broker, bank or nominee provides you. If you desire to attend in person and vote shares held in “street name” at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee, giving you the right to vote the shares at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy card or voting instruction form that I submit?

If you vote by mail, sign your proxy card or voting instruction form, and do not indicate specific instructions with respect to one or more of the matters to be voted on at the Annual Meeting, your shares will be voted “FOR” the election of each of the three director nominees under Proposal No. 1, “FOR” approval, on an advisory basis, of the compensation of our named executive officers under Proposal No. 2, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP under Proposal No. 3 and “FOR” approval of the Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan under Proposal No. 4.

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May I revoke my proxy?

You have the right to change or revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a shareowner of record, you may change or revoke your proxy by any of the following:

•Notifying our Corporate Secretary, Daniel L. Jablonsky, in writing at 1300 West 120th Avenue, Westminster, Colorado 80234;

•Signing and returning a later‑dated proxy card;

•Submitting a new proxy electronically via the Internet or by telephone; or

•Voting in person at the Annual Meeting (Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy).

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Daniel L. Jablonsky, our General Counsel and Corporate Secretary, and Jeffrey R. Tarr, our President and Chief Executive Officer, to vote in his discretion on those matters.

Who will count the vote?

The Chairman of the Annual Meeting will appoint an inspector of election at the Annual Meeting who will count the votes.

Who will bear the cost of soliciting votes?

The Company will bear all attendant costs of the solicitations of proxies. These costs include the expense of preparing and mailing the Notice of Internet Availability, any paper proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, it probably means your shares are registered differently (for instance, under different names) or are held in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive. You may also submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form to ensure that all your shares are voted.

What constitutes a quorum?

The holders of a majority of the shares of our common stock and Series A Convertible Preferred Stock outstanding on the record date and entitled to vote, present in person or represented by proxy constitute a quorum at the Annual Meeting. Because there were 66,541,049 shares of Common Stock, including the Series A Convertible Preferred Stock on an as‑converted basis, entitled to vote as of the record date, we will need holders of at least 33,270,526 shares present in person or by proxy at the Annual Meeting for a quorum to exist.

What are the voting requirements to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal No. 1 – The election of three Class I director nominees (Nick S. Cyprus, L. Roger Mason, Jr., and Jeffrey R. Tarr) to the Board of Directors, each for a three year term expiring at our 2019 Annual Meeting of Shareowners.

	The affirmative vote of a majority of votes cast in an uncontested election; Plurality of votes cast in a contested election. This year’s election will be uncontested so majority voting will apply.	No
Proposal No. 2 – Approval, on an advisory basis, of the compensation of our named executive officers.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	No
Proposal No. 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2016.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	Yes
Proposal No. 4 – Approval of the Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	No

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If any of the director nominees named in Proposal No. 1, each of whom is currently serving as a director, is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any incumbent director who fails to receive a majority of the votes cast in an uncontested election must tender his or her irrevocable resignation to the Chairman of the Board of Directors or the Corporate Secretary of the Company promptly following certification of the election results. In such circumstances, the Board of Directors, taking into account the recommendation of the Governance and Nominating Committee of the Board of Directors, shall act on the resignation and, if such resignation is rejected, the Company will publicly disclose the rationale behind the decision within 90 days following certification of the election results. The Governance and Nominating Committee and the Board of Directors may, in making their recommendation or decision, as applicable, consider any factors and other information they consider appropriate and relevant.

How will “broker non‑votes” and abstentions be treated?

Broker Non‑Votes

If you hold your shares in a brokerage account and do not give voting instructions, your broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non‑discretionary” items. Proposal No. 1, Proposal No. 2 and Proposal No. 4 are considered “non‑discretionary” and Proposal No. 3 is considered “discretionary.” Accordingly, if you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 3 (ratification of appointment of independent registered public accounting firm), your shares will be considered “broker non‑votes” on each of Proposal No.1, Proposal No. 2 and Proposal No. 4. Broker non‑ votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting but will not be counted in determining the outcome of any of these proposals.

Abstentions

A properly executed proxy marked “ABSTAIN” will be counted as present or represented and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. With respect to Proposal No. 1, proxies marked “ABSTAIN” with respect to a director nominee will not be counted as votes cast on the election of the director nominee and therefore will not be counted in determining the outcome of the director’s election. However, for Proposal No. 2, Proposal No. 3 and Proposal No. 4, since abstentions are treated as shares present and represented and entitled to vote on that proposal, proxies marked “ABSTAIN” on either of these proposals will have the same effect as a vote “AGAINST” each such proposal.

When must notice of business to be brought before an annual meeting be given and when are shareowner proposals due for the 2017 Annual Meeting?

Advance Notice Procedures

Under our Bylaws, business, including director nominations, may be brought before an annual meeting of shareowners if it is specified in the notice of the meeting or is otherwise brought before the meeting by, or at the discretion of, the Board of Directors or by a shareowner entitled to vote at such meeting who has delivered notice to our Corporate Secretary (containing certain information specified in our Bylaws) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of shareowners. However, in the event that an annual meeting of shareowners is called for a date that is not within 25 days before or after such anniversary date, notice by the shareowner in order to be timely must be delivered not later than the close of business on the 10th day following the day on which we gave notice or made public disclosure of the date of the annual meeting, whichever occurred first. If our 2016 annual meeting of shareowners is held within 25 days before or after May 26, 2017, a shareowner must deliver notice of business, including director nominations, to be brought before the 2017 annual meeting of shareowners no earlier than the close of business on January 26, 2017, and no later than the close of business on February 25, 2017. These requirements are separate from and in addition to the requirements of the SEC that a shareowner must meet in order to have a shareowner proposal included in next year’s Proxy Statement.

Shareowner Proposals for the 2017 Annual Meeting

If you are submitting a proposal to be included in next year’s Proxy Statement, you may do so by following the procedures prescribed in Rule 14a‑8 promulgated under the Exchange Act. Shareowner proposals submitted for inclusion in next year’s Proxy Statement must be received by our Corporate Secretary at our executive offices no later than December 15, 2016. In the event that we elect to hold our 2017 annual meeting of shareowners more than 30 days before or after May 26, 2017, such shareowner proposals must be received by us within a reasonable time before we begin to print and send our proxy materials for the 2017 annual meeting of shareowners.

How do I obtain a copy of the Annual Report on Form 10‑K that DigitalGlobe filed with the SEC?

A copy of our most recent Annual Report on Form 10‑K has been furnished with the proxy materials. If you desire a paper or email copy of our Annual Report on Form 10‑K, we will provide one to you free of charge upon your written request to our Vice President of Investor Relations at 1300 West 120th Avenue, Westminster, Colorado 80234, or you may access it on our Financial Information page on our website under Annual Reports at http://investor.digitalglobe.com.

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ADDITIONAL INFORMATION AND OTHER MATTERS

Other Business

Management does not intend to bring any business before the Annual Meeting other than the election of directors, the advisory approval of the Company’s executive compensation, the ratification of the appointment of PricewaterhouseCoopers LLP and approval of the Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan, referred to in the accompanying Notice of the Annual Meeting of Shareowners. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company’s Bylaws. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxyholders will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

Additional Information

Delivery of Documents to Security Holders Sharing an Address.  The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s shareowners. The Company has delivered only one Proxy Statement and Annual Report to multiple shareowners who share an address, unless the Company received contrary instructions from the affected shareowners prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any shareowner at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. at 1‑800‑542‑1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a shareowner sharing an address with another shareowner and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, or require additional copies of the Proxy Statement or Annual Report.

We file annual, quarterly and special reports, proxy statement and other information with the SEC. You may read and copy any reports, statements or other information we file at the office of the SEC at 100 F Street, NE, Washington, District of Columbia 20549. Please contact the SEC at 1‑800‑SEC‑0330 for further information. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov and on our website at www.digitalglobe.com. The information on these websites is not incorporated by reference in this Proxy Statement.

No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built‑in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

By Authorization of the Board of Directors:

Daniel L. Jablonsky Senior Vice President, General Counsel and Corporate Secretary

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Appendix A

Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan

DIGITALGLOBE, INC.

2007 EMPLOYEE STOCK OPTION PLAN

Amended and Restated Effective February 17, 2016

1.  Establishment, Purpose, and Types of Awards.

DigitalGlobe (the “Company”) hereby amends and restates the “2007 Employee Stock Option Plan” (hereinafter referred to as the “Plan”), effective as of the date first set forth above (the “Effective Date”), in order to provide equity-based incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates. The Plan permits the granting of the following types of awards (“Awards”), Options (Section 6), Stock Appreciation Rights (Section 7), and Restricted Shares, Restricted Share Units and Unrestricted Shares (Section 8).

Except as provided in an Award Agreement, the Plan shall not affect any stock options, equity-based compensation, or other compensation or benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan, or pursuant to any other authority that the Company or the applicable Affiliate may have to award such compensation.

2. Defined Terms.

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3. Shares Subject to the Plan.

(a) Share Limit.  Subject to the provisions of Section 12 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 9,550,000 Shares. Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under this Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award under this Plan either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon grant, exercise, vesting or distribution of an Award.

(b) ISO Limit.  Subject to the provisions of Section 12 of the Plan, the maximum number of Shares that the Company may issue for all ISO Awards under this Plan is 9,550,000 Shares.  Such limit is in addition to, and not in lieu of, the share limit of Section 3(a) and any Shares that the Company may issue in respect of an ISO Award shall also count against the limit of Section 3(a).  The number of Shares that are available for ISO Awards pursuant to this Section 3(b) shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the first sentence of this paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards), provided that any Shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to future ISO Awards.

4. Administration.

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to grant Awards;

(ii) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, to be covered by each Award;

(iii) to determine, from time to time, the Fair Value of Shares;

(iv) to determine the terms and conditions of all Awards, including any applicable exercise or purchase price, any applicable installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and any circumstances for vesting acceleration or waiver of forfeiture restrictions, and any other restrictions and limitations;

(v) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(vi) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vii) to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

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(viii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to thereafter exercise its authority in a like fashion. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive on all persons. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan.

5. Eligibility.

(a) General Rule. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or any Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Documentation of Awards. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in this Plan unless otherwise specifically provided in an Award Agreement, as permitted by this Plan.

(c) Limits on Awards. Subject to adjustments pursuant to Section 12, the maximum aggregate number of Shares subject to Awards granted to a Participant in a calendar year may not exceed 2,000,000 shares.

(d) Replacement Awards. Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the exercise price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, replace, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

6. Option Awards.

(a) Types;  Documentation. Subject to Section 5(a), the Committee may in its discretion grant Options pursuant to Award Agreements that are delivered to Participants. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee but subject to Section 6(g), any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that —

(i) the per Share exercise price shall not be less than the Fair Value per Share on the Grant Date, and

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(ii) the per Share exercise price shall not be less than 110% of the Fair Value per Share on the Grant Date for any ISO granted to an Employee who is a Ten Percent Holder on the Grant Date.

(e) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company (in the form approved by the Committee) accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such Shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(g) Vesting. As to any Option or SAR granted under this Plan after the Effective Date, the Option or SAR shall be subject to a minimum vesting requirement of one year after the date of grant of the Award, and no portion of any such Award may vest earlier than the first anniversary of the grant date of the Award (the “Minimum Vesting Requirement”).  Notwithstanding the preceding sentence, the Minimum Vesting Requirement shall not apply to 5% of the maximum number of shares available for issuance under this Plan, and shall not limit or restrict the Committee’s discretion to accelerate the vesting of any Award in circumstances it determines to be appropriate.

(h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, or termination for Cause), the Participant shall have the right to exercise an Option at any time within three months following such termination (or such earlier date on which the Option expires) to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within six months following such termination (or such earlier date on which the Option expires) to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within 12 months following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within 12 months following the date of the Participant’s death (or such earlier date on which the Option expires), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(iv) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause or that the Company had Cause to terminate the Participant’s Continuous Service or would have had Cause if the Company had then known all of the relevant facts, the Participant shall forfeit the right to exercise any Option as of the time that the Committee determines that Cause first existed, and it shall be considered immediately null and void.

If there is a Securities and Exchange Commission blackout period that prohibits the buying or selling or Shares during any part of the ten (10) day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Options shall be extended until ten (10) days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

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7. Share Appreciation Rights (SARs).

(a) Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine and set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

(b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than the Fair Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option.

(c) Exercise of SARs. An SAR may not have a term exceeding ten years from its Grant Date. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Notwithstanding the preceding two sentences, SARs granted under this Plan after the Effective Date are subject to the minimum vesting provisions of Section 6(g).  Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Shares. All SARs that may be settled in Shares shall be counted in full against the number of Shares available for awards under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs.

(e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying —

(i) the excess of the Fair Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

(iii) Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment. Unless otherwise provided in an Award Agreement, all SARs shall be settled in Shares as soon as practicable after exercise. Subject to Applicable Law, the Committee may, in its sole discretion, provide in an Award Agreement that the amount determined under Section 7(e) above shall be settled solely in cash, solely in Shares (valued at their Fair Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares.

(g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions under which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8. Restricted Shares, Restricted Share Units and Unrestricted Shares.

(a) Grants. The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant to any Eligible Person the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares or unrestricted share units (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share

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Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting. Whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 8(d) above as a result of the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant or duly authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Value on the payment date of any cash dividends for Shares if the Participant had received such cash dividends with respect to each Restricted Share or Share subject to a Restricted Share Unit Award between its Grant Date and its settlement date. For the avoidance of doubt, no amount shall be paid with respect to dividends for Restricted Shares or Shares underlying Restricted Share Units that are subject to performance-based vesting except to the extent that the applicable performance goals are satisfied.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units promptly provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares.

9. Taxes.

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied, and may unilaterally withhold Shares for this purpose. If the Committee allows or effectuates the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees. In the absence of any other arrangement authorized by the Committee or set forth in the Award Agreement, and to the extent permitted under Applicable Law, each Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Value determined as of the applicable Tax Date (as defined below) or cash equal to the minimum applicable tax withholding and employment tax obligations associated with an Award. If such withholding of Shares is not permitted for any reason, the Company shall satisfy any required withholding through withholding from cash compensation otherwise payable to the Participant. For purposes of this Section 9, the Fair Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(c) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 9, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(d) Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

10. Performance Criteria.

(a) General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Awards to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee shall (other than in the case of an Option or SAR) certify the extent to which any Qualifying Performance Criteria has

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been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an Award may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) cash flow including either operating cash flow, cash flow from operations or free cash flow (before or after dividends), (ii) net income, earnings per share or net income growth or earnings per share growth, (iii) earnings before interest, taxes, depreciation and amortization (EBITDA) or earnings or EBITDA margin percentage, (iv) stock price on an absolute or relative basis, (v) return on equity, (vi) total stockholder return, (vii) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital) or reduction in debt leverage, (xii) revenue, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating profit margin or net profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue of (xx) operating revenue growth. The terms of the Award may specify the manner, if any, in which performance targets (or the applicable measure of performance) shall be adjusted: to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses; to exclude restructuring and/or other nonrecurring charges; to exclude the effects of financing activities; to exclude exchange rate effects; to exclude the effects of changes to accounting principles; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of  any items of an unusual nature or of infrequency of occurrence; to exclude the effects of acquisitions or joint ventures; to exclude the effects of discontinued operations; to assume that any business divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture or to exclude the effects of any divestiture; to exclude the effect of any event or transaction referenced in Section 12; to exclude the effects of stock-based compensation; to exclude the award of bonuses; to exclude amortization of acquired intangible assets; to exclude the goodwill and intangible asset impairment charges; to exclude the effect of any other unusual, non-recurring gain or loss, non-operating item or other extraordinary item; to exclude the costs associated with any of the foregoing or any potential transaction that if consummated would constitute any of the foregoing; or to exclude other items specified by the Administrator at the time of establishing the targets.

11. Non-Transferability of Awards.

(a) General. Except as set forth in this Section 11, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 11.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, or Restricted Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), or (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

12. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, the Share limit of Section 5(c), as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b) Change in Control.

(i)Upon any Change in Control event in which the Company does not survive, or does not survive as a public company in respect of its common stock, or upon a dissolution or liquidation of the Company, then the Committee may make provision for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Company’s common stock upon or in respect of such event.  In addition, upon the occurrence of any event described in the preceding sentence in connection with which the outstanding Awards are not to be substituted for, assumed, exchanged or otherwise continued: (1) unless otherwise provided in the applicable Award Agreement, each then-outstanding Option and SAR with time- and/or service-based vesting requirements shall become fully vested as to such requirements, all Restricted Shares and Restricted Share Units then outstanding with time- and/or service-based vesting requirements shall become fully vested as to such requirements, and each then-outstanding Option, SAR, Restricted Share and Restricted Share Unit award with performance-based vesting requirements shall become vested as to such requirements assuming the higher of (i) achievement of all relevant performance goals at the “target” level or (ii) actual achievement as of the date of such event; and (2) each Award shall terminate upon the related event; provided that the holder of an Option or SAR shall, unless provision has been made for a cash payment in settlement of such Awards as provided in the next sentence,

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be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested Options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an Award that is so accelerated may be made contingent upon the actual occurrence of the event).  The Committee may make provision for a cash payment in settlement of any Awards that are to be terminated in connection with any such event.

(ii)For purposes of this Section 12(b), an Award shall be deemed to have been “assumed” if (without limiting other circumstances in which an Award is assumed) the Award continues after an event referred to above in this Section 12(b), and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the Award, for each Share subject to the Award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Company for each Share sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a Share in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Committee may provide for the consideration to be received upon exercise or payment of the Award, for each Share subject to the Award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

(iii)The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award.  In the case of an Option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the Award, the Committee may terminate such Award in connection with an event referred to in this Section 12(b) without any payment in respect of such Award.

(iv)In any of the events referred to in this Section 12(b), the Committee may take such action contemplated by this Section 12(b) prior to such event (as opposed to on the occurrence of such event) to the extent that the Committee deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.  Without limiting the generality of the foregoing, the Committee may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the Award if an event giving rise to an acceleration and/or termination does not occur.  The foregoing provisions of this Section 12(b) shall apply to Awards granted on or after the Effective Date, and the prior version of Section 12 of the Plan (as in effect immediately prior to the Effective Date) shall apply to Awards granted under the Plan prior to the Effective Date.

(c) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

 13. Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

14. Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code), unless either (i) the Participant provides written consent, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant. Nothing in this Section shall prohibit the Committee from taking any action authorized pursuant to Section 12. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution, and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

15. Term of Plan.

The authority to grant new Awards under the Plan shall continue in effect until, and shall expire on, the day immediately preceding the tenth annual anniversary of the Effective Date, unless the Plan is sooner terminated under Section 16 below.

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16. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless either it relates to an adjustment pursuant to Section 12 or modification pursuant to Section 14(a) above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

17. Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

18. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Effective Date.

This amended and restated version of the Plan shall become effective on the date which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Committee determines to be sufficient for the issuance of Shares or stock options according to the Company’s governing documents and applicable state law), which shall occur no later than 12 months after the Effective Date.

20. Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Colorado, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

21. Laws And Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Unrestricted Shares and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

22. No Shareholder Rights.

Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

23. No Employment Rights.

The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause. By accepting any Award under this Plan a Participant confirms his or her at-will status (except as otherwise provided in a written employment agreement signed by an officer of the Company) and that such relationship only can be changed by a written agreement signed by an officer of the Company.

24. Termination, Rescission and Recapture of Awards.

(a) Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or any other service relationship or after employment or such service

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relationship with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, to the extent not prohibited by Applicable Law, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (d) hereof (collectively, the “Conditions”).

(b) Each Participant acknowledges that by virtue of his or her employment or other service relationship with the Company, he or she will be granted otherwise prohibited access to confidential information and proprietary data including but not limited to such information described in those or other similar terms in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company, which are not known, and not readily accessible to the Company’s competitors. This information (the “Confidential Information”) includes, but is not limited to, current and prospective customers; the identity of key contacts at such customers; customers’ particularized preferences and needs; marketing strategies and plans; financial data; personnel data; compensation data; proprietary procedures and processes; and other unique and specialized practices, programs and plans of the Company and its customers and prospective customers. Each Participant recognizes that this Confidential Information constitutes a valuable property of the Company, developed over a significant period of time and at substantial expense. Accordingly, each Participant, by accepting any Award under this Plan, agrees that he or she shall not, at any time during or after his or her employment or other service relationship with the Company, divulge such Confidential Information or make use of it for his or her own purposes or the purposes of any person or entity other than the Company.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) By virtue of his or her relationship with the Company, each Participant will be introduced to and involved in the solicitation and servicing of existing customers of the Company and new customers obtained by the Company and agrees that all efforts expended in soliciting and servicing such customers shall be for the permanent benefit of the Company. During each Participant’s employment or other service relationship with the Company he or she will not engage in any conduct which could in any way jeopardize or disturb any of the Company’s customer relationships. Each Participant agrees that, to the extent not prohibited by Applicable Law, for a period beginning on the date of grant of each Award and ending (i) 1 year after termination of Continuous Service, regardless of the reason for such termination, he or she shall not, directly or indirectly, without the prior written consent of the Chairman of the Company, market, offer, sell or otherwise furnish any products or services similar to, or otherwise competitive with, those offered by the Company to any customer of the Company; and (ii) 2 years after termination of Continuous Service, regardless of the reason for such termination, he or she shall not, directly or indirectly, solicit, offer employment to, hire or otherwise retain the services of any employee or other service provider of the Company.

(e) Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(f) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions, or (ii) during his or her Continuous Service has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; or (iii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (a) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (b) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, or taken any action or inaction that resulted in a restatement to the Company’s audited financial statements, then, except to the extent prohibited by Applicable Law, the Company may, in its sole and absolute discretion, impose a Termination, Rescission or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(g) Within ten days after receiving notice from the Company of any such activity described in Section 24(f) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 24 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent equity interest in the organization or business.

(h) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission or Recapture, and its determination not to require Termination, Rescission or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (d) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(i) All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(j) Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed

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amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under Applicable Law. Furthermore, if any provision of this Section is illegal under any Applicable Law, such provision shall be null and void to the extent necessary to comply with Applicable Law.

(k) Without limiting the preceding provisions of this Section 24, the Awards granted under the Plan are also subject to the terms of any Company recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares acquired upon payment of the Awards)

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 Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “Affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, and any applicable stock exchange or automated quotation system rules or regulations (to the extent the Committee determines in its discretion that compliance with such rules or regulations is desirable) and the applicable laws of any other country or jurisdiction where Awards are granted or that apply to the Company’s or a Participant’s rights and obligations under this Plan or any Award Agreement, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement and unless otherwise provided by the Committee, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company or any of its Affiliates; (v) the Participant’s conviction of, or plea of nolo contendere to a crime involving fraud, theft, or moral turpitude or any felony; or (vi) the Participant’s misconduct, significant failure to perform the Participant’s duties or engagement in any activity that constitutes a conflict of interest with the Company or its Affiliates.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(i) Acquisition of Controlling Interest. Any Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired directly from the Company or its Affiliates by or for the Person shall not be taken into account, and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change in Control, as reasonably determined by the Board.

(ii) Merger. The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(iii) Sale of Assets. The sale or disposition by the Company of all, or substantially all, of the Company’s assets.

(iv) Liquidation or Dissolution. The liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award made at a time when the Company is publicly traded and that is intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who, in the judgment of the Board, are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person made at a time when the Company is publicly traded, the Committee shall consist of two or more Directors who, in the judgment of the Board, are disinterested within the meaning of Rule 16b-3.

“Company” means DigitalGlobe, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

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“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will constitute an interruption of Continuous Service if the Committee determines that the individual has not continued or will not continue to perform bona fide services for the Company or determines that the relationship will or may result in adverse accounting consequences.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means that a Participant is contemporaneously receiving full disability benefits under a long-term disability plan maintained by the Company (but, if a Participant is awarded disability benefits as the result of such a disability plan’s formal claims procedure process, prior to denial at the final level of administrative appeal, he or she shall be deemed to have contemporaneously received such benefits with respect to the period for which they were awarded). If a Participant is denied such benefits at the final level of appeal, or does not timely pursue his or her disability plan administrative remedies through the final level of appeal, he or she shall not be considered to be Disabled for purposes of the Plan.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on Nasdaq or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by Nasdaq or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on Nasdaq but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair value established in good faith by the Board or the Committee.

“Grant Date” has the meaning set forth in Section 13 of the Plan.

“Incentive Share Option or ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this DigitalGlobe, Inc. 2007 Employee Stock Option Plan, as amended and restated effective, February 17, 2016.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

 “Share” means a share of common stock of the Company, as adjusted in accordance with Section 12 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 8 of the Plan.

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DIGITALGLOBE, INC. 1300 W. 120TH AVENUE WESTMINSTER, CO 80234 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  The Board of Directors recommends you vote FOR the following:  1. Election of three Class I director nominees to serve for a three-year term expiring at our 2019 Annual Meeting of Shareowners. Nominees 1A Nick S. Cyprus For Against  Abstain 1B L. Roger Mason, Jr. 1C Jeffrey R. Tarr  For Against  Abstain  4. Approval of the Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against  Abstain 2. Approval, on an advisory basis, of the compensation of our named executive officers. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000285935_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2015 Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com DIGITALGLOBE, INC. Annual Meeting of Shareowners May 26, 2016 9:00 AM MT This proxy is solicited by the Board of Directors The undersigned shareowner of DigitalGlobe, Inc. (“Company”) hereby appoints Jeffrey R. Tarr and Daniel L. Jablonsky, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution and the power to act alone, to vote all of the shares of Common Stock of the Company held of record by the undersigned on April 1, 2016, at the Annual Meeting of Shareowners to be held at DigitalGlobe's Corporate Headquarters located at 1300 W. 120th Avenue, Westminster, CO 80234, on Thursday, May 26, 2016, at 9:00 a.m. MT, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present up all matters set forth in the Notice of Annual Meeting of Shareowners and Proxy Statement. Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matters that pay properly come before the Annual Meeting of Shareowners. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM REGISTERED STOCKHOLDERS, PROXIES WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREOWNERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. Continued and to be signed on reverse side 0000285935_2 R1.0.1.25